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                                                                    Exhibit 10.3


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                                     [LOGO]


                                CREDIT AGREEMENT



                          Dated as of October 24, 2001

                                      among


                          COGENT COMMUNICATIONS, INC.,
                                  as Borrower,


                              COGENT INTERNET, INC,
                             as Additional Borrower,


                       CISCO SYSTEMS CAPITAL CORPORATION,
                                    as Agent

                                       and

                         The Other Lenders Party Hereto




================================================================================

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                                TABLE OF CONTENTS

SECTION 1.   DEFINITIONS AND ACCOUNTING TERMS...................................................................1
    1.1      Definitions........................................................................................1
    1.2      Interpretation.....................................................................................10
    1.3      Accounting Principles..............................................................................11

SECTION 2.   THE LOAN FACILITY..................................................................................12
    2.1      The Loans..........................................................................................12
    2.2      Use of Proceeds....................................................................................12
    2.3      Borrowing Procedure................................................................................12
    2.4      Evidence of Indebtedness...........................................................................13
    2.5      Interest and Fees..................................................................................14
    2.6      Computations.......................................................................................14
    2.7      Highest Lawful Rate................................................................................14
    2.8      Repayment of the Loans.............................................................................14
    2.9      Prepayments........................................................................................15
    2.10     Reduction or Termination of the Commitments........................................................15
    2.11     Increased Costs; Regulatory Changes................................................................15
    2.12     Funding Losses.....................................................................................16
    2.13     Rights of CSCC/Assignee............................................................................16
    2.14     Reserves on LIBOR Loans............................................................................17
    2.15     Illegality.........................................................................................17
    2.16     Obligation to Mitigate.............................................................................17
    2.17     Payments...........................................................................................17
    2.18     Set Off............................................................................................18
    2.19     Pro rata Treatment.................................................................................19
    2.20     Sharing............................................................................................19
    2.21     Taxes..............................................................................................19
    2.22     Substitute Basis for Determining Interest..........................................................21

SECTION 3.   CONDITIONS PRECEDENT...............................................................................21
    3.1      Conditions Precedent to the Initial Loan...........................................................21
    3.2      Conditions Precedent to All Loans..................................................................23

SECTION 4.   REPRESENTATIONS AND WARRANTIES.....................................................................24
    4.1      Representations and Warranties of Holdings and Borrower............................................24
    4.2      Representations and Warranties of Lenders..........................................................27

SECTION 5.   COVENANTS..........................................................................................27
    5.1      Covenants..........................................................................................27

SECTION 6.   EVENTS OF DEFAULT..................................................................................42
    6.1      Events of Default..................................................................................42
    6.2      Effect of Event of Default.........................................................................45

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
SECTION 7.   THE AGENT..........................................................................................46
    7.1      Appointment and Authorization; "Agent".............................................................46
    7.2      Delegation of Duties...............................................................................46
    7.3      Liability of Agent.................................................................................46
    7.4      Reliance by Agent..................................................................................47
    7.5      Notice of Default..................................................................................47
    7.6      Credit Decisions...................................................................................47
    7.7      Indemnification of Agent...........................................................................48
    7.8      Agent in Individual Capacity.......................................................................48
    7.9      Collateral Matters.................................................................................49
    7.10     Successor Agent....................................................................................49

SECTION 8.   MISCELLANEOUS......................................................................................50
    8.1      Amendments.........................................................................................50
    8.2      Notices............................................................................................50
    8.3      No Waiver; Cumulative Remedies.....................................................................51
    8.4      Costs and Expenses; Indemnification................................................................51
    8.5      Survival...........................................................................................52
    8.6      Benefits of Agreement..............................................................................52
    8.7      Binding Effect; Successors and Assigns.............................................................53
    8.8      Confidentiality....................................................................................54
    8.9      Governing Law......................................................................................56
    8.10     Submission to Jurisdiction.........................................................................56
    8.11     Waiver of Jury Trial...............................................................................57
    8.12     Entire Agreement...................................................................................57
    8.13     Severability.......................................................................................57
    8.14     Counterparts.......................................................................................57
    8.15     Second Amended and Restated Credit Agreement.......................................................57
    8.16     Joint and Several Liability........................................................................57


SCHEDULE OF INFORMATION


LENDER ANNEX


EXHIBITS

A      Form of Notice of Borrowing
B      Form of Compliance Certificate
C      Form of Amended and Restated Borrower Security Agreement
D      Form of Amended and Restated Holdings Security Agreement
E      Form of Amended and Restated Additional Borrower Security Agreement
F      Form of Amended and Restated Borrower Stock Pledge Agreement
G      Form of Amended and Restated Additional Borrower Stock Pledge Agreement
H      Form of Amended and Restated Holdings Guaranty
I      Form of Amended and Restated Additional Borrower Guaranty
J      Form of Borrower Guaranty

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K      Form of Stock Subscription Warrant
L      Form of Tranche A Note
M      Form of Tranche B Note
N      Form of Tranche X Note
O      Form of Assignment and Acceptance Agreement
P      Form of Confirmation of Position and Release Agreement



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                                CREDIT AGREEMENT

         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is entered into as of October 24, 2001, among COGENT COMMUNICATIONS, INC., a Delaware corporation ("Borrower"), COGENT INTERNET, INC. ("Additional Borrower"), the several financial institutions from time to time party hereto ("Lenders") and CISCO SYSTEMS CAPITAL CORPORATION, as administrative agent for itself and the other Lenders (in such capacity, "Agent").

         WHEREAS, Borrower has requested that Lenders provide Borrower with a term loan credit facility, and Lenders are willing to do so on the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

     SECTION 1. DEFINITIONS AND ACCOUNTING TERMS.

     1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "ADDITIONAL BORROWER" means Cogent Internet, Inc. and any Additional Borrower designated in the Schedule or any Subsidiary of Borrower acceding hereto as an Additional Borrower as contemplated by the Schedule.

         "AFFECTED LENDER" has the meaning set forth in Section 2.11.

         "AFFILIATES" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

         "AGENT-RELATED PERSONS" means CSCC and any successor agent arising under Section 7.10, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "AGENT'S PAYMENT INSTRUCTIONS" means the payment instructions of Agent set forth on the Schedule or such other payment instructions as Agent may from time to time specify.

         "AGGREGATE COMMITMENT" means the combined Commitments of Lenders, as set forth in Section 1(c) of the Schedule.

         "AMENDED AND RESTATED AGREEMENT" means that certain Amended and Restated Credit Agreement by and between CSCC, as lender, and Borrower, dated as of March 14, 2001, which is being amended and restated in its entirety by this Agreement.

         "ANNEX" means the Lender Annex attached hereto.


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         "APPROVED FUND" means with respect to any Lender which is a fund primarily engaged in making, purchasing or otherwise investing in commercial loans, any other fund which is primarily engaged in making, purchasing or otherwise investing in commercial loans or extending, or investing in extensions of, credit for its own account in the ordinary course of its business and which is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor; PROVIDED, HOWEVER, that Approved Fund shall not include any Affiliate of Holdings.

         "ASSIGNEE" has the meaning set forth in Section 8.7(a).

         "ASSIGNMENT AND ACCEPTANCE" has the meaning set forth in Section
8.7(a).

         "AVAILABILITY PERIOD" has the meaning set forth in the Schedule.

         "BANKING DAY" has the meaning set forth in the Schedule.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy".

         "BORROWER" means Cogent Communications, Inc. (subject to Section 8.16).

         "BORROWING DATE" means any date on which a Loan is made to Borrower.

         "CASUALTY EVENT" has the meaning set forth in Section 2(c) of the Schedule.

         "CHANGE OF CONTROL" means (i) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings; or (ii) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of Holdings by Persons who were neither (A) nominated by the Board of Directors of Holdings nor
(B) appointed by directors so nominated; or (iii) Holdings shall cease to own and control directly, of record and beneficially, 100% of each class of outstanding capital stock of Borrower free and clear of all Liens (other than any Liens under the Collateral Documents); provided that no Change of Control of Holdings shall exist hereunder if resulting from an initial public offering of Holdings' equity securities; and provided further, however, that the issuance of securities of the Borrower to certain investors in accordance with Borrower's Series C round of financing shall not constitute a Change of Control hereunder.

         "CISCO SYSTEMS" means Cisco Systems, Inc. or any subsidiary or Affiliate thereof

         "CISCO PRODUCTS" means networking and telecommunications equipment and other goods, spare parts, accessories, software and services which Cisco Systems manufactures, assembles, sells, licenses or provides, including any such equipment and other goods, spare parts, accessories, software and services manufactured, assembled, sold, licensed or provided by Cisco Systems through a Vendor other than Cisco Systems.

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         "CLOSING DATE" means the date occurring on or before the Closing
Deadline on which all conditions precedent set forth in Section 3.1 are satisfied or waived by all Lenders (or, in the case of subsection 3.1(e), waived by the Person entitled to receive such payment).

         "CLOSING DEADLINE" has the meaning set forth in the Schedule.

         "COLLATERAL" means the property described in the Collateral Documents, and all other property now existing or hereafter acquired which may at any time be or become subject to a Lien in favor of Agent or Lenders pursuant to the Collateral Documents or otherwise, securing the payment and performance of the Obligations.

         "COLLATERAL DOCUMENTS" means each Collateral Document identified in the Schedule, any security agreement provided under Section 5.1(o) and any other agreement pursuant to which any Loan Party or any other Person provides a Lien on its assets in favor of Agent or Lenders and all filings, documents and agreements made or delivered pursuant thereto.

         "COMMITMENT" means, (a) with respect to each Lender, the Dollar amount set forth next-to such Lender's name in the Annex, which aggregate principal amount shall be equal to such Lender's Pro Rata Share of the Aggregate Commitment or (b) where the context so requires, the obligation of each Lender to make Loans up to such aggregate principal amount on the terms and conditions set forth in this Agreement.

         "COMPLIANCE CERTIFICATE" means a certificate of Borrower, in substantially the form of EXHIBIT B, with such changes thereto as Agent may from time to time reasonably request.

         "CSCC" means Cisco Systems Capital Corporation, a Nevada corporation.

         "CUSTOMER INFORMATION" has the meaning set forth in Section 8.8.

         "DEFAULT" means an Event of Default or an event or condition which with notice or lapse of time or both would constitute an Event of Default.

         "DOLLARS" and the sign "$" each means lawful money of the United
States.

         "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, PROVIDED that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and having a combined capital and surplus of at least $100,000,000 and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; (d) any Approved Fund; (e) any other Person which is an "accredited investor" (as defined in Regulation D under the Securities Exchange Act of 1934) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds and lease financing companies and having a combined capital and surplus of at least $100,000,000; and (f) any other Person approved by Agent as a Lender hereunder, provided that such Person, if

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an individual, has a net worth of at least $50,000,000 (and Agent reasonably believes that such individual has the ability to perform its obligations as a Lender in accordance with the terms of this Agreement), and, if not an individual, has a combined capital and surplus of at least $100,000,000; PROVIDED that neither Holdings nor any Affiliate of Holdings shall be an Eligible Assignee.

         "ENVIRONMENTAL LAWS" means all governmental laws, statutes, rules, regulations, ordinances and codes, together with all administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with (including consent decrees), any Governmental Authorities, in each case relating to or imposing liability or standards of conduct concerning land use, public health, safety and environmental protection matters and pertaining to any property.

         "ERISA" means the Employee Retirement Income Security Act of 1974, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "EUROCURRENCY LIABILITIES" has the meaning set forth in Section 2.14.

         "EVENT OF DEFAULT" has the meaning set forth in Section 6.1.

         "EXCESS CASH FLOW" has the meaning set forth in Section 2(c) of the Schedule.

         "FCC" means the Federal Communications Commission, or any successor thereto, administering the Communications Act of 1934.

         "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to its principal functions.

         "FEE LETTER" means the letter agreement between Borrower and Agent relating to certain fees payable by Borrower in connection with this Agreement.

         "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H-15(519), or any successor publication, published by the Federal Reserve Bank of New York with respect to the preceding Banking Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published with respect to any such preceding Banking Day, the rate for such day will be the arithmetic mean as determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by Agent.

         "FINANCED PRODUCTS" means the Cisco Products and other goods, services and other property the acquisition of which is financed by Lenders or with respect to which any Lender is otherwise providing financing or extending credit to enable Borrower to acquire.

         "FINANCING DOCUMENTS" has the meaning set forth in the Schedule.


                                       4
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         "FUNDING PROCEDURES AND POLICIES" means Agent's "Funding Procedures and
Policies" as in effect from time to time, as communicated to Borrower.

         "GAAP" means generally accepted accounting principles as in effect from time to time.

         "GOVERNMENTAL AUTHORITY" means any national government, or any state, province or other political subdivision thereof or therein, or any governmental ministry, department, body, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTOR" means Holdings or any direct or indirect Subsidiary of Holdings becoming a guarantor as provided under Section 5.1(o) and any guarantor identified in the Schedule.

         "GUARANTOR DOCUMENTS" means any Guaranty and all other documents, agreements and instruments delivered to Agent and the Lenders by a Guarantor under or in connection with any Guaranty.

         "GUARANTY" means the guaranty of any Guarantor, as provided under
Section 5.1(o), and any guaranty of any Guarantor identified in the Schedule.

         "HAZARDOUS SUBSTANCES" means any toxic or hazardous substances, materials, wastes, contaminants or pollutants regulated under or forming the basis for liability under any applicable Environmental Law.

         "HOLDINGS" means Cogent Communications Group, Inc., a corporation organized and existing under the laws of the State of Delaware.

         "HOLDINGS PREPAYMENT DATE" has the meaning set forth in Section 2(c)(ii) of the Schedule.

         "INDEBTEDNESS" means, for any Person, (i) all indebtedness or other obligations of such Person for borrowed money, or for the deferred purchase price of property or services (acquired or obtained other than on normal trade credit terms); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (iii) all non-contingent reimbursement and other obligations of such Person in respect of letters of credit and bankers acceptances and all net obligations in respect of interest rate swaps, caps, floors and collars, currency swaps, or other similar financial products; (iv) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; and (v) all indebtedness of another Person of the types referred to in clauses (i) through (iv) guaranteed directly or indirectly in any manner by the Person for whom Indebtedness is being determined.

         "INDEMNIFIED LIABILITIES" has the meaning set forth in Section 8.4.

         "INDEMNIFIED PERSON" has the meaning set forth in Section 8.4.


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         "INSOLVENCY PROCEEDING" means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

         "INTEREST PERIOD" has the meaning set forth in the Schedule.

         "LENDER" means each lending institution from time to time party to this Agreement.

         "LIEN" means any mortgage, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien or other type of preferential arrangement (other than a financing statement filed by a lessor in respect of an operating lease not intended as security).

         "LOAN DOCUMENTS" means this Agreement, the Fee Letter, the Notes, any Collateral Documents, any Guaranty, any Guarantor Documents and all other certificates, documents, agreements and instruments delivered to Agent or Lenders under or in connection with this Agreement.

         "LOAN PARTY" means Holdings, Borrower, each Additional Borrower and each Guarantor.

         "LOANS" has the meaning set forth in Section 2.1.

         "MAJORITY LENDERS" means at any time Lenders then holding in excess of 50% of the then aggregate unpaid principal amount of the Loans or, if no such principal amount is then outstanding, Lenders then having in excess of 50% of the Aggregate Commitment.

         "MATERIAL ADVERSE CHANGE" means (i) a material adverse change in the business, operations or financial condition of Holdings, Borrower and their respective Subsidiaries taken as a whole, or (ii) any event, matter, condition or circumstance which (A) would materially impair the ability of Holdings, Borrower or their respective Subsidiaries or any other Person to perform or observe its obligations under or in respect of the Loan Documents, or (B) affects the legality, validity, binding effect or enforceability of any of the Loan Documents.

         "MATERIAL CONTRACTS" means each Material Contract identified in the Schedule and any other telecommunications service provider agreements or other supply, purchase, service or other agreement to which Holdings, Borrower or any of their respective Subsidiaries is a party (whether entered into before or after the Closing Date) for which the aggregate amount or value of goods or services to be supplied, provided or performed, or funds or property to be paid or transferred, exceeds $5,000,000 (or its equivalent in another currency) during any twelve-month period.

         "MAXIMUM RATE" has the meaning set forth in Section 2.7.

         "NOTE" means each Promissory Note referred to in the Schedule.

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         "OBLIGATIONS" means the indebtedness, liabilities and other obligations of all Loan Parties to Agent and Lenders under or in connection with the Loan Documents, including all Loans, all interest accrued thereon, all fees due under this Agreement and all other amounts payable by any Loan Party to Agent or Lenders thereunder or in connection therewith.

         "ORIGINAL CLOSING DATE" means March 24, 2000.

         "ORIGINAL CREDIT AGREEMENT" means that certain Credit Agreement dated as of March 24, 2000, between Borrower and CSCC, as lender, as amended and restated by the Amended and Restated Agreement.

         "OTHER CHARGES" has the meaning set forth in Section 2.21(b).

         "PARTICIPANT" has the meaning set forth in Section 8.7(d).

         "PERMITS AND LICENSES" has the meaning set forth in Section 4.1(i).

         "PERMITTED LIENS" means: (i) Liens in favor of Agent, Lenders or Cisco Systems, (ii) the existing Liens disclosed in writing to Lenders on or prior to the date hereof or incurred in connection with any extension, renewal or refinancing of the Indebtedness secured by such existing Liens permitted hereunder, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase;
(iii) Liens securing Indebtedness as permitted under the Schedule; (iv) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP, PROVIDED that such Liens do not have automatic priority over the Liens of any Lender and no notice of tax lien has been filed of record; (v) Liens of landlords, materialmen, mechanics, warehousemen, carriers or employees or other similar Liens provided for by mandatory provisions of law and securing obligations either not delinquent or being contested in good faith by appropriate proceedings and which do not in the aggregate materially impair the use or value of the property or risk the loss or forfeiture thereof, (vi) Liens consisting of deposits or pledges to secure the performance of bids, trade contracts, letters of credit, leases, public or statutory obligations, including on account of workers compensation and unemployment insurance, or other obligations of a like nature incurred in the ordinary course of business, (other than for Indebtedness); (vii) Liens upon or in any property acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such property or Indebtedness incurred solely for the purpose of financing the acquisition of such property; PROVIDED that (A) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (B) such Lien attaches solely to the property so acquired in such transaction, (C) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, and (D) no Default would occur hereunder as a result of the incurrence of such Indebtedness; (viii) Liens on specific tangible assets of Persons which become Subsidiaries after the date of this Agreement; PROVIDED, HOWEVER, that (A) such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof, (B) any such Lien does not by its terms cover any assets after the time such Person becomes a Subsidiary which were not covered immediately prior thereto, (C) any such Lien does not by its terms secure any Indebtedness other

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than Indebtedness existing immediately prior to the time such Person becomes a
Subsidiary, (D) the acquisition of such Person is permitted hereby, and (E) no Default would occur hereunder as a result of the incurrence of such Indebtedness; (ix) Liens consisting of judgment or judicial attachment Liens, PROVIDED that the enforcement of such Liens is effectively stayed and the judgments or attachments secured by all such Liens in the aggregate at any time outstanding for Borrower and its Subsidiaries do not exceed $1,000,000; (x) easements, rights-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or similar Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person; and
(xi) any Liens reflected by Uniform Commercial Code financing statements filed in respect of true leases; PROVIDED that the term "Permitted Liens" shall not include any Liens on any Collateral consisting of Cisco Products or any identifiable proceeds thereof except to the extent that (1) Majority Lenders have consented in writing to the existence of such Liens (or such Liens are in favor of Agent, Lenders or Cisco Systems), and (2) such Liens are junior and subordinate to the Liens of Agent in such Collateral pursuant to a lien subordination agreement in form and substance satisfactory to Agent.

         "PERMITTED PERIOD" shall have the meaning set forth in Section 5.1(q).

         "PERMITTED PURCHASE" shall have the meaning set forth in Section
5.1(q).

         "PERMITTED TRANSACTION" means any transaction or series of related transactions (the "Transaction") for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (ii) the acquisition of all or any of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing such Person to become a Subsidiary, or (iii) a merger or consolidation or any other combination with another Person, that in each case conforms to the following requirements: (A) Borrower or its Subsidiary is the surviving Person or if Borrower or the Subsidiary, as applicable, is not the surviving Person, the surviving Person takes all actions reasonably required to assume and succeed to the rights and obligations of Borrower or the Subsidiary, as applicable, under the Loan Documents and to grant Agent a perfected security interest in such surviving Person's property (subject to no Liens other than Permitted Liens); (B) after giving effect to such Transaction, Borrower or such surviving Person remains in compliance with
Section 5.1(g), (C) Agent shall have received promptly, and in any event no less than ten Banking Days prior to the consummation of such Transaction, (1) financial information regarding the assets, Person or business which is the subject of the Transaction, including pro forma projected financial statements showing the effect of the Transaction on Borrower, and (2) a completed worksheet in substantially the form of Schedule 1 to the Compliance Certificate demonstrating Borrower's or such surviving Person's pro forma compliance with the financial covenants set forth herein, measured as of the last day of the fiscal quarter then most recently ended, after giving effect to such Transaction, (D) the Transaction shall be consummated in accordance with applicable Requirements of Law, (E) after giving effect to such Transaction: (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (2) 100% of the capital stock, partnership interests, membership interests or equity of any acquired or newly formed corporation, partnership, limited liability company or other

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business entity is owned directly by Borrower or a Subsidiary of Borrower or
100% of the capital stock, partnership interests, membership interests or equity is pledged to the Agent, and (3) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 5.1(o) or as otherwise required under Section 5.1(o) shall have been taken, and (F) such Transaction complies with either of the following: (1) the consideration for such acquisition consists entirely of Holdings' equity securities, or (2) in the case of any such Transaction including cash, cash equivalents and/or assumption of Indebtedness by Borrower, (x) Borrower shall have received from Holdings as a contribution to common equity total aggregate net proceeds of not less than $80,000,000 from the sale of shares of Holdings' capital stock prior to the consummation of such Transaction, and (y) none of the proceeds of any Loans hereunder shall be used for funding any such Transaction.

         "PERSON" means an individual, corporation, partnership, joint venture, trust, unincorporated organization or any other entity of whatever nature or any Governmental Authority.

         "PRO RATA SHARE" means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitment divided by the Aggregate Commitment (or, if all Commitments have been terminated, the aggregate principal amount of such Lender's Loans divided by the aggregate principal amount of the Loans then held by all Lenders). The initial Pro Rata Share of each Lender is set forth opposite such Lender's name in the Annex.

         "PUBLIC DISCLOSURE" has the meaning set forth in Section 8.8(b).

         "QUARTERLY DATE" means, with respect to any fiscal quarter of Borrower, the date occurring on the last day of such quarter.

         "REGULATORY CHANGE" has the meaning set forth in Section 2.11.

         "REPLACEMENT LENDER" has the meaning set forth in Section 2.11.

         "REQUIREMENT OF LAW" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "RESPONSIBLE OFFICER" means, as to any Person, the chief financial officer or treasurer of such Person (or any other senior officer of such Person involved principally in the financial administration or controllership function of such Person).

         "SCHEDULE" means the Schedule of Information attached hereto.

         "SECURITIES ACT" has the meaning set forth in Section 4.2.

         "SOLVENT" means, as to any Person at any time, that (i) the fair value of the property of such Person is greater than the amount of such Person's liabilities (whether subordinated, contingent, unmatured, unliquidated or otherwise); (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction for which such Person's property would constitute unreasonably small capital.

         "SUBORDINATED DEBT" means unsecured Indebtedness of Holdings in an amount not to exceed $200,000,000 complying with each of the following requirements: (i) Holdings shall, in a certificate provided on or immediately prior to the date of the receipt of proceeds of any such unsecured Indebtedness, demonstrate its pro forma compliance with the applicable financial covenants set forth herein (after giving effect to the incurrence of any such unsecured Indebtedness); (ii) the final maturity date of such unsecured Indebtedness shall be after the first anniversary of the final maturity date of the last Loans advanced to Borrower hereunder (the "Maturity Date"); (iii) the terms of such Indebtedness shall specify that no principal repayments in respect thereof are required until the Maturity Date; (iv) any such unsecured Indebtedness shall contain no covenants or provisions materially more restrictive on Holdings and its Subsidiaries than those contained herein; and (v) such unsecured Indebtedness shall be subordinated to the payment of the Obligations on terms that are usual and customary for unsecured Indebtedness issued under similar circumstances and for similar amounts in the high yield subordinated debt market.

         "SUBSIDIARY" means any corporation, limited liability company, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interest is owned directly or indirectly by any Person or one or more of the other Subsidiaries of such Person or a combination thereof.

         "TAXES" has the meaning set forth in Section 2.21(a).

         "TRANSACTION" has the meaning set forth in the definition of "Permitted Transaction."

         "TRANSFER" has the meaning set forth in Section 5.1(i)

         "UNITED STATES" and "U.S." each means the United States of America.

         "VENDOR" means Cisco Systems, or any distributor or other reseller or provider of Cisco Products reasonably satisfactory to Cisco Systems.

         "WARRANTS" has the meaning set forth in Section 1(j) of the Schedule.

     1.2 INTERPRETATION.

         (a) In the Loan Documents, except to the extent the context otherwise requires: (i) any reference to an Article, a Section, a Schedule or an Exhibit is a reference to an article or section thereof, or a schedule or an exhibit thereto, respectively, and to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (ii) the words "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement or any other Loan Document as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears; (iii) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (iv) the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation;" (v) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto; (vi) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; (vii) any table of contents, captions and headings are for convenience of reference only and shall not affect the construction of this Agreement or any other Loan Document; and (viii) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

         (b) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of Agent or Lender by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their discretion."

         (c) This Agreement and the other Loan Documents are the product of negotiations among and have been reviewed by counsel to Agent, Lenders, Holdings, Borrower, each Additional Borrower (if any), each Guarantor and the other parties hereto, and are the product of all such parties. Accordingly, this Agreement and the other Loan Documents shall not be construed against Agent or any other Lender merely because of Agent's or such Lender's involvement in their preparation.

     1.3 ACCOUNTING PRINCIPLES. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; PROVIDED, HOWEVER, that, if GAAP shall have been modified after the Closing Date and the application of such modified GAAP shall have a material effect on such financial computations (including the computations required for the purpose of determining compliance with the financial covenants set forth herein), then such computations shall be made and such financial statements, certificates and reports shall be prepared, and all accounting terms not otherwise defined herein shall be construed, in accordance with GAAP as in effect prior to such modification, unless and until Majority Lenders, Holdings and Borrower shall have agreed upon the terms of the application of such modified GAAP.

     SECTION 2. THE LOAN FACILITY.

     2.1 THE LOANS. Subject to the provisions hereof, including satisfaction of all conditions precedent set forth in Sections 3.1 and 3.2, each Lender agrees, on the terms and conditions hereinafter set forth, to make loans (each a "Loan" and, collectively, the "Loans") to Borrower and Additional Borrower during the Availability Period, in an aggregate principal amount up to but not exceeding such Lender's Commitment; PROVIDED, HOWEVER, that after giving effect to any

Loans made by any Lender hereunder, the aggregate principal amount of all such outstanding Loans together shall not exceed the Aggregate Commitment. Any amount of the Loans repaid may not be reborrowed.

     2.2 USE OF PROCEEDS. Borrower agrees to use the proceeds of any Loans made hereunder solely for the purposes described in the Schedule.

     2.3 BORROWING PROCEDURE.

         (a) Each Loan to be made hereunder shall be in such minimum principal amount and subject to such advance written notice to Agent as shall be specified in the Schedule. Each such written notice of borrowing shall be in substantially the form of EXHIBIT A (with appropriate completions). Each borrowing of Loans hereunder shall be made from the Lenders through advances of their respective Pro Rata Shares of such Loan. Agent will promptly notify each Lender of Agent's receipt of any notice of borrowing and of the amount of such Lender's Pro Rata Share of such requested borrowing. Each Lender will make the amount of its Pro Rata Share of each such borrowing available to Agent for the account of Borrower or Additional Borrower, as applicable, in accordance with Agent's Payment Instructions by 11:00 a.m. (New York City time) on the proposed Borrowing Date, as notified by Agent, in funds immediately available to Agent. Upon fulfillment of the applicable conditions set forth in Section 3.1 and 3.2, and subject to the Funding Procedures and Policies, Agent shall make the proceeds of the Loans available to Borrower or Additional Borrower, as applicable, in accordance with Borrower's payment instructions. Without limiting the generality of the foregoing, in the case of any Loans made hereunder for the purpose of paying the purchase price of Cisco Products, (i) Agent shall pay the proceeds of the Loans directly to the applicable Vendor, and (ii) if such Vendor is Cisco Systems, each such Loan shall be deemed to be outstanding hereunder and under the Notes evidencing such Loans effective as of the date occurring 30 days after the invoice date of the Cisco Products which are being financed by such Loans (or on such date thereafter as Cisco Systems shall agree to in its sole discretion), and Lenders are hereby authorized to make such Loans at the request of CSCC (through Agent) without being required to receive a notice of borrowing with respect thereto, PROVIDED that if Borrower provides written notice to Agent within 25 days after the invoice date that payment or performance due Cisco Systems is not then due because one or more conditions of payment or performance has or have not been satisfied by Cisco Systems, then clause (ii) of this section shall not apply and no such Loans shall be made until Borrower provides a notice of borrowing with respect to such invoice. Borrower hereby authorizes and directs Agent to make direct payment to any Vendor and any other intended recipient, if any, of Loan proceeds. Notwithstanding anything in the Funding Procedures and Policies to the contrary, Agent shall, subject to the provisions of this Agreement, make Loan proceeds available to any Vendor or other recipient thereof on or not later than five Banking Days after the requested Borrowing Date. Notwithstanding anything in this Agreement to the contrary, on any date after any amount of interest or fees becomes payable by Borrower to Agent or any Lender under this Agreement or any other Loan Document, Borrower shall be deemed to have submitted a notice of borrowing requesting Lenders to make Tranche X Loans to Borrower in the aggregate amount of such interest and/or fees, whereupon, provided no Default or Event of Default has occurred and is continuing, Lenders shall make such Tranche X Loans, subject to the terms and conditions set forth in this Agreement, the Schedule and the other Loan Documents, and Agent shall retain the proceeds of such Tranche X Loans and shall immediately apply such proceeds as payment by Borrower for such interest and/or fees. All borrowings of Loans shall be subject to the Funding Procedures and Policies unless CSCC shall no longer act as Agent hereunder.

         (b) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any borrowing after the Closing Date, at least one Banking Day prior to the date of such borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the borrowing, Agent may assume that each Lender has made such amount available to Agent in immediately available funds on the Borrowing Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Banking Day following such Borrowing Date make such amount available to Agent, together with interest at the Federal Funds Rate for each day during such period. A notice prepared by Agent submitted to any Lender with respect to amounts owing under this subsection (b) shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Loan on the date of borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Banking Day following the Borrowing Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such borrowing. (c) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

     2.4 EVIDENCE OF INDEBTEDNESS. As additional evidence of the Indebtedness of Borrower and any Additional Borrowers to Lenders resulting from the Loans made by Lenders hereunder, Borrower and any Additional Borrowers shall execute and deliver the Notes required pursuant to the Schedule. Additionally, the Loans made by Lenders shall be evidenced by the records of Agent and one or more loan accounts maintained by each Lender in the ordinary course of business. The loan accounts and records maintained by Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by Lenders to Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Loans.

     2.5 INTEREST AND FEES.

         (a) INTEREST. Borrower shall pay interest on the unpaid principal amount of the Loans and on other Obligations, including interest on overdue payments, at the interest rate and on the dates set forth in the Schedule.

         (b) FEES. Borrower agrees to pay to Agent, for its own account or for the account of Lenders or any other Person as provided in the Fee Letter, such fees as may be specified in the

Fee Letter, payable on the dates set forth therein. All fees payable under the Fee Letter shall be fully-earned when paid and shall be nonrefundable for any reason whatsoever.

         (c) DETERMINATIONS. Each determination by Agent of any applicable rate of interest, and of any change therein, in the absence of manifest error shall be conclusive and binding on the parties hereto.

     2.6 COMPUTATIONS. All computations of fees and interest hereunder shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which any such interest or fee is payable.

     2.7 HIGHEST LAWFUL RATE. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the applicable interest rate, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other Loan Document, would exceed the maximum rate of interest which may be charged, contracted for, reserved, received or collected by Agent or any Lender in connection with this Agreement under applicable law (the "Maximum Rate"), Borrower shall not be obligated to pay, and neither Agent nor any Lender shall be entitled to charge, collect, receive, reserve or take, interest in excess of the Maximum Rate, and during any such period the interest payable hereunder shall be limited to the Maximum Rate.

     2.8 REPAYMENT OF THE LOANS. Borrower shall repay to Agent for the account of Lenders the principal amount of each Loan on the repayment dates and in accordance with the terms and conditions set forth in the Schedule.

     2.9 PREPAYMENTS. Borrower may prepay the outstanding amount of the Loans in whole or in part, in a principal amount of at least $100,000 or any amount in excess thereof. If any mandatory prepayments are required under the Schedule, Borrower shall prepay the outstanding Loans in the amounts and at the times specified in the Schedule. Any such prepayments shall not be subject to any fee, premium, penalty or other charges except as provided in Section 2.12 and except to the extent a prepayment fee is required under the Schedule. Borrower shall give prior notice to Lenders (through Agent) of any such prepayment identifying the Loan or Loans to be prepaid and specifying the date and amount of the prepayment. Partial prepayments of any amortizing Loan shall be applied to the installments of principal thereof in the inverse order of maturity. Accrued interest on any such Loan prepaid shall be due on the prepayment date as to the principal amount of such Loan prepaid.

     2.10 REDUCTION OR TERMINATION OF THE COMMITMENTS. Borrower may, upon prior notice to Lenders (through Agent), terminate in whole or reduce in part, as of the date specified by Borrower in such notice, any then unused portion of the Aggregate Commitment. From the effective date of any reduction or termination, any commitment fee payable pursuant to the Fee Letter shall be computed on the basis of the Aggregate Commitment as so reduced or terminated. Except as provided in the Schedule, once reduced or terminated, the Aggregate Commitment may not be increased or otherwise reinstated.

     2.11 INCREASED COSTS; REGULATORY CHANGES. (a) If, due to either (i) the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (a "Regulatory Change"), or (ii) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any such Governmental Authority, there shall be any increase in the cost to any Lender of agreeing to make or making, or funding or maintaining, any Loan, or any reduction of any amount received or receivable by such Lender under this Agreement or any Note with respect thereto (except for changes in the rate or method of calculation of tax on the overall net income of Lender), then from time to time, within 15 days after demand by such Lender (through Agent), Borrower shall pay to such Lender such additional amounts as shall compensate such Lender for such increased cost or reduction. The applicable Lender will use reasonable efforts promptly to notify the Borrower if such Lender becomes aware of any event occurring after the date hereof which shall entitle it to compensation pursuant to this Section 2.11 and will take commercially reasonable steps to reduce the amount of such compensation. (b) If any Lender shall have determined that any Regulatory Change regarding capital adequacy, or compliance by such Lender (or any Person controlling such Lender) with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority, has or shall have the effect of reducing the rate of return on such Lender's or such Person's capital as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation would have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such Person's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender, through Agent, Borrower shall pay to such Lender such additional amounts as shall compensate such Lender for such reduction. (c) Any such request for compensation by any Lender under this
Section 2.11 shall set forth in reasonable detail the basis of calculation thereof and shall, in the absence of manifest error, be conclusive and binding for all purposes. In determining the amount of such compensation, Lender may use any reasonable averaging and attribution methods. (d) Upon the receipt by Borrower from any Lender (an "Affected Lender") of a claim for compensation under this Section 2.11, Borrower may: (i) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment; or (ii) designate a replacement lending institution (which shall be an Eligible Assignee) to acquire and assume all or a ratable part of such Affected Lender's Loans and Commitment (a "Replacement Lender"). Any such designation of a Replacement Lender under clause (i) or (ii) shall be effected in accordance with, and subject to the terms and conditions of, the assignment provisions contained in Section 8.7, and shall in any event be subject to the prior written consent of Agent (which consent shall not be unreasonably withheld or delayed).

     2.12 FUNDING LOSSES. In addition to such amounts as are required to be paid by Borrower pursuant to the Schedule and any other indemnities provided by Borrower in any other Loan Document, Borrower shall indemnify each Lender, promptly upon receipt of such Lender's written request (made through Agent), for all losses, costs, expenses and liabilities (including any loss, cost, expense or liability sustained or incurred by any Lender in obtaining, liquidating or re-employing deposits or other funds to fund or maintain the Loans), if any, which such Lender sustains or incurs if. (i) Borrower repays or prepays any Loan on a date other than the last day of an Interest Period for such Loan (whether as a result of an optional prepayment, a mandatory prepayment, a payment as a result of acceleration or otherwise) (except in the case of a scheduled payment of an installment of principal on a principal payment date which does not fall on the last day of an Interest Period); (ii) Borrower fails to borrow a Loan after giving its notice of borrowing under Section 2.3; (iii) Borrower fails to prepay a Loan after giving its notice thereof; or (iv) any Loan shall be acquired from a Lender under Section 2.11 other than on the last day of an Interest Period for such Loan. For purposes of calculating amounts payable by Borrower to Lenders under this Section, each Loan accruing interest at LIBOR made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the rate used in determining LIBOR for such Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Loan is in fact so funded. Any such request for compensation shall set forth the basis for requesting such compensation and shall, in the absence of manifest error, be conclusive and binding for all purposes. As used herein, "Interest Period" has the meaning set forth in the Schedule.

     2.13 RIGHTS OF CSCC/ASSIGNEE. Notwithstanding anything to the contrary in Sections 2.11, 2.12, 2.14 and 2.21, such Sections shall not apply to any Loans held by CSCC (or an Affiliate thereof), as Lender, but shall be in full force and effect with respect to any Loans held by a Lender other than CSCC (or an Affiliate thereof) and shall inure to the benefit of any assignee receiving the assignment of a Loan (or any portion thereof) under the terms of this Agreement.

     2.14 RESERVES ON LIBOR LOANS. Borrower shall pay to each Lender (other than
CSCC), as long as such Lender shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Loan accruing interest at "LIBOR" (as defined in the Schedule) equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, PROVIDED Borrower shall have received at least 15 days' prior written notice (with a copy to Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant interest payment date, such additional interest shall be payable 15 days from receipt of such notice. Any Lender claiming reimbursement or compensation under this Section 2.14 shall deliver to Borrower (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on Borrower in the absence of manifest error.

     2.15 ILLEGALITY. If any Lender shall reasonably determine that it has become unlawful, as a result of any Regulatory Change, for such Lender to make or maintain Loans as contemplated by this Agreement, such Lender shall promptly give notice, through Agent, of such determination to Borrower, and (a) the obligation of such Lender to make Loans shall be suspended until such Lender gives notice that the circumstances causing such suspension no longer exist; and
(b) Borrower shall forthwith (or on such later day as shall, in the good faith judgment of such Lender, be permitted by such Regulatory Change) prepay the Loans of such Lender, without penalty, premium or other obligation, other than as provided for in Section 2.14, together with all accrued interest thereon, if so requested by such Lender.

     2.16 OBLIGATION TO MITIGATE. Each Lender agrees that as promptly as practicable after it becomes aware of the occurrence of an event that would entitle it to give notice pursuant to

Section 2.11 or 2.15, and in any event if so requested by Borrower, each Lender shall use reasonable efforts to make, fund or maintain its affected Loans through another lending office if as a result thereof the increased costs would be avoided or materially reduced or the illegality would thereby cease to exist and if, in the reasonable opinion of such Lender, the making, funding or maintaining of such Loans through such other lending office would not in any material respect be disadvantageous to such Lender or contrary to such Lender's normal lending practices.

     2.17 PAYMENTS.

         (a) Borrower shall make each payment under the Loan Documents unconditionally in full and free and clear of, and without reduction for or on account of, any present and future taxes or withholdings, and all liabilities with respect thereto. Each such payment shall be made without set-off, counterclaim or, to the extent permitted by applicable law, other defense, including without any deduction or setoff arising out of or in connection with the purchase of the Financed Products, all of which rights of Borrower are hereby expressly waived by Borrower; PROVIDED, HOWEVER, that no payment hereunder shall be deemed to be a waiver of any right or claim that Borrower may have against Cisco Systems or other Vendor with respect to the Cisco Products. Each such payment shall be made on the day when due to Agent in Dollars and in immediately available funds, in accordance with Agent's Payment Instructions, no later than 11:00 a.m. (New York City time) on the date specified herein. Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by Agent later than 11:00 a.m. (New York City time) shall be deemed to have been received on the following Banking Day and any applicable interest or fee shall continue to accrue.

         (b) Except to the extent otherwise provided in the Schedule or any other Loan Document, whenever any payment hereunder or under any other Loan Document shall be stated to be due, or whenever any other date specified hereunder or thereunder would otherwise occur, on a day other than a Banking Day, then, except to the extent otherwise provided hereunder, such payment shall be made, and such other date shall occur, on the next succeeding Banking Day.

         (c) Each payment by or on behalf of Borrower or any other Person under the Loan Documents shall, unless a specific determination is made by Agent or Majority Lenders with respect thereto, be applied in the following order: (i) FIRST, to any fees, costs, expenses and other amounts due Agent; (ii) SECOND, to any fees, costs, expenses and other amounts (other than principal and interest) due Lenders; (iii) THIRD, to accrued and unpaid interest due Lenders; and (iv) FOURTH, to principal due Lenders.

         (d) Unless Agent receives notice from Borrower prior to the date on which any payment is due to Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     2.18 SET OFF. In addition to any rights and remedies of Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to Holdings, Borrower or any Guarantor (any such notice being expressly waived by any such Person to the fullest extent permitted by law), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owed by, such Lender to or for the credit or the account of any such Person against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify any such Person after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

     2.19 PRO RATA TREATMENT. Except as otherwise provided in this Agreement, each borrowing hereunder, each Commitment reduction, and each payment (including each prepayment) by Borrower or any other Person on account of the Obligations, shall be made ratably in accordance with the respective Pro Rata Shares of the Lenders.

     2.20 SHARING. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Obligations in its favor any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (a) notify Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 2.18) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify Lenders following any such purchases or repayments.

     2.21 TAXES.

         (a) All payments by Borrower to Agent and Lenders of principal, interest, fees and other amounts due under this Agreement and any other Loan Document shall be made free and clear of and without deduction for any and all present and future taxes, levies, imposts, duties, fees, assessments, charges, deductions or withholdings and all liabilities with respect thereto excluding, in the case of Agent and each Lender, income, gross receipts and franchise taxes imposed on it by the jurisdiction under the laws of which it is organized or in which its principal executive offices may be located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, fees, assessments, charges, deductions, withholdings and liabilities being hereinafter referred to as "Taxes"). Borrower agrees to cause all such Taxes to be paid on behalf of Agent and each Lender directly to the appropriate Governmental Authority. If at any time Borrower is required by law or is otherwise compelled to withhold or deduct any such Taxes from any payment to be made by Borrower in respect of the Loan Documents, Borrower shall increase the amount paid so that Agent and each Lender receives when due (and is entitled to retain), after deduction or withholding for or on account of such Taxes (including deductions or withholdings applicable to additional sums payable under this Section 2.21), the full amount of the payment provided for in the Loan Documents.

         (b) Borrower further agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies and any notarial fees that any Governmental Authorities may impose on this Agreement, on the issuance of any Note hereunder or on any other Loan Document, including any stamp taxes or any other similar taxes which may be required for enforcement purposes (the "Other Charges"). Borrower hereby indemnifies and holds Agent and each Lender harmless for any and all payments made by Agent or any Lender of any Taxes and Other Charges and for any liabilities (including penalties, interest, legal costs and expenses) incurred by Agent or any Lender or which may be imposed on Agent or any Lender in connection therewith or any delays in their payment.

         (c) Borrower shall provide Agent and each Lender with original tax receipts, notarized copies of tax receipts, or such other documentation as Agent or any Lender shall reasonably request, for all Taxes and Other Charges paid by Borrower pursuant to this Section 2.21. Borrower shall deliver such receipts or other documentation to Agent or the requesting Lender, as the case may be, within 30 days after the due date, including any extensions, for the related Tax or Other Charge.

         (d) Each Lender that is incorporated under the laws of any jurisdiction outside the United States agrees to deliver to the Agent and Borrower on or prior to the Closing Date, and in a timely fashion thereafter, IRS Form W-8BEN, IRS Form W-8ECI or such other documents and forms of the U.S. Internal Revenue Service, duly executed and completed by such Lender, as are required under United States law to establish such Bank's status for United States withholding tax purposes.

         (e) Notwithstanding the foregoing subsections (a) through (d) of this
Section 2.21, Borrower shall not be required to pay any additional amounts to any Lender in respect of United States withholding tax pursuant to such subsections (i) if the obligations to pay such additional amounts would not have arisen but for the failure by such Lender to comply with the requirements of
Section 2.21 (d) or (ii) at any time that such Lender shall not have furnished the Borrower with such forms listed in subsection 2.19(d).

         (f) Each Lender agrees that as promptly as practicable after it becomes aware of the occurrence of an event that would cause the Borrower to make any payment in respect of

Taxes or Other Charges to such Lender or a payment in indemnification with respect to any Taxes or Other Charges, and in any event if so requested by the Borrower following such occurrence, each Lender shall use reasonable efforts to make, fund or maintain its affected Loan (or relevant part thereof) through another lending office if as a result thereof the additional amounts so payable by Borrower would be avoided or materially reduced and if, in the reasonable opinion of such Lender, the making, funding or maintaining of such Loan (or relevant part thereof) through such other lending office would not in any material respect be disadvantageous to such Lender or contrary to such Lender's normal lending practices.

         (g) Upon the receipt by Borrower from any Affected Lender of a claim for compensation under this Section 2.21, Borrower may: (i) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment; or (ii) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (i) or (ii) shall be effected in accordance with, and subject to the terms and conditions of, the assignment provisions contained in Section 8.7, and shall in any event be subject to the prior written consent of Agent (which consent shall not be unreasonably withheld or delayed).

     2.22 SUBSTITUTE BASIS FOR DETERMINING INTEREST. If Agent or Majority Lenders shall determine that (a) deposits in Dollars are not available to Majority Lenders in the interbank market in sufficient amounts in the ordinary course of business to enable such Lenders to fund or continue to fund any Loans for the applicable Interest Period (as defined in the Schedule), (b) adequate and reasonable means do not exist for determining LIBOR (as defined in the Schedule) for any requested Interest Period with respect to a proposed Loan, or
(c) LIBOR as applicable for any Interest Period with respect to a Loan does not adequately and fairly reflect the cost to Majority Lenders of making, funding or maintaining their Loans for the applicable Interest Period for such Loan; THEN, in each case, Agent will promptly so notify Borrower. Thereafter, the obligation of Lenders to make or maintain Loans accruing interest at LIBOR hereunder shall be suspended until Agent (upon the instruction of Majority Lenders) revokes such notice in writing, and all outstanding Loans shall accrue interest at the Prime Rate (as defined in the Schedule) plus the Applicable Margin minus two percent (2%) per annum. Upon receipt of such notice, Borrower may revoke any notice of borrowing then submitted by it. If Borrower does not revoke such notice, Lenders shall make the Loans, as proposed by Borrower, in the amount specified in the applicable notice submitted by Borrower, but such Loans shall accrue interest at the Prime Rate plus the Applicable Margin minus two percent (2%) per annum.

     SECTION 3. CONDITIONS PRECEDENT.

     3.1 CONDITIONS PRECEDENT TO THE INITIAL LOAN. The obligation of each Lender to make its Loan on the initial Borrowing Date shall be subject to the satisfaction of each of the following conditions precedent before or concurrently with the making of such initial Loan:

         (a) DOCUMENTS. Agent shall have received the following, in form and substance satisfactory to it: (i) this Agreement, executed by each party hereto;
(ii) the Notes required under the Schedule, executed by Borrower and Additional Borrower; (iii) any required Guaranty and any additional Loan Documents specified in the Schedule, executed by each of the respective parties thereto, and (iii) any other documents and information specified in the Schedule.

         (b) ADDITIONAL CLOSING DOCUMENTS. Agent shall have received the following, in form and substance satisfactory to it: (i) evidence that all approvals or consents of any other Person, required in connection with the execution, delivery and performance of the Loan Documents shall have been obtained; (ii) a certificate of the Secretary or other appropriate officer of Borrower, dated the Closing Date, or a date not more than five Banking Days prior to the Closing Date, certifying (A) copies of the certificate or articles of incorporation and bylaws of Borrower and the resolutions adopted by Borrower and other actions taken or adopted by Borrower (or any shareholders of Borrower) authorizing the execution, delivery and performance of the Loan Documents and
(B) the incumbency, authority and signatures of each officer of Borrower authorized to execute and deliver the Loan Documents and act with respect thereto; (iii) a certificate of the Secretary or other appropriate officer of Holdings, dated the Closing Date, or a date not more than five Banking Days prior to the Closing Date, certifying (A) copies of the certificate or articles of incorporation and bylaws of Holdings and the resolutions and other actions taken or adopted by Holdings authorizing the execution, delivery and performance of any Loan Documents to which Holdings is or shall become a party, and (B) the incumbency, authority and signatures of each officer of Holdings authorized to execute and deliver any such Loan Documents and to act with respect thereto; and
(iv) a certificate of the Secretary or other appropriate officer of each Additional Borrower, dated the Closing Date, or a date not more than five Banking Days prior to the Closing Date, certifying (A) copies of the respective certificate or articles of incorporation and bylaws of such Additional Borrower and the resolutions and other actions taken or adopted by such Additional Borrower authorizing the execution, delivery and performance of any Loan Documents to which such Additional Borrower is or shall become a party, and (B) the incumbency, authority and signatures of each officer of such Additional Borrower authorized to execute and deliver any such Loan Documents and to act with respect thereto.

         (c) LEGAL OPINION. Agent shall have received a legal opinion of legal counsel to Holdings, Borrower, each Additional Borrower and each Guarantor, dated the Closing Date, or a date not more than five Banking Days prior to the Closing Date, in form and substance satisfactory to Agent.

         (d) COLLATERAL. If any Collateral Documents are referred to in the Schedule, Agent shall have received the following, in form and substance satisfactory to Agent: (i) executed copies of all UCC-1 financing statements necessary or appropriate in the reasonable opinion of Agent to perfect the security interests of Agent created under the Collateral Documents; (ii) such Lien searches as Agent shall have requested, and such termination statements or other documents, as may be necessary to confirm that the Collateral described in the Collateral Documents is subject to no other Liens in favor of any Persons (other than Permitted Liens); (iii) evidence that all other actions necessary or appropriate in the reasonable opinion of Agent to perfect and protect the security interest created by the Collateral Documents have been taken; and (iv) evidence of insurance coverage, together with evidence that Agent has been named as loss payee under all policies of property insurance and as additional insured under all policies of liability insurance, in each case as required by the Collateral Documents.

         (e) FEES, COSTS AND EXPENSES. Borrower shall have paid (i) all fees then due in accordance with the Fee Letter, (ii) all invoiced costs and expenses then due in accordance with

Section 8.4 and (iii) all fees, costs and expenses due under the Amended and Restated Agreement.

         (f) COMPLIANCE CERTIFICATE. Agent shall have received a completed Compliance Certificate signed by a Responsible Officer of Holdings and Borrower, indicating compliance with any financial covenants set forth in Section 5.1 in effect at such date, measured as of the end of the fiscal quarter immediately preceding the Closing Date.

         (g) MATERIAL CONTRACTS. If requested by Agent, Borrower shall have delivered to Lenders (through Agent) a complete and current copy of each Material Contract in existence as of the Closing Date, except that Borrower shall not have any obligation to deliver such Material Contract but shall instead provide Agent with a description of the material terms of such Material Contract in reasonable detail, if such delivery is prohibited by the terms of such Material Contract or by the terms of any confidentiality or other similar restriction with respect thereto, and if such prohibition was required by a party other than Borrower or any of its Subsidiaries.

     3.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of each Lender to make each Loan to be made by it hereunder shall be subject to the satisfaction of each of the following conditions precedent:

         (a) USE OF PROCEEDS. Agent shall have received details with respect to the use of proceeds of the Loan at least five Banking Days prior to the proposed funding date (in the form of a schedule or other listing of the Financed Products or otherwise in a form as shall be specified by Agent or in the Funding Procedures and Policies), and the foregoing (including the proposed use of proceeds) shall be in a form reasonably satisfactory to Agent; provided, however, that no such notice shall be required in respect of a borrowing effected pursuant to clause (ii) of Section 2.3(a).

         (b) REPRESENTATIONS AND WARRANTIES; NO DEFAULT. On and as of the date of such Loan, both before and after giving effect thereto and to the application of proceeds therefrom: (i) the representations and warranties contained in
Section 4.1 and in the other Loan Documents shall, in each case, be true, correct and complete as though made on and as of such date (unless they expressly refer to an earlier date, in which case they shall be true, complete and correct as of such earlier date); and (ii) no Default shall have occurred and be continuing or shall result from the making of such Loan. For purposes of this Section 3.2, clause (i) shall take into account any amendments to any disclosures made in writing by any Loan Party to Agent after the Closing Date and approved by Majority Lenders. The giving of any notice of borrowing and the acceptance by Borrower of the proceeds of each Loan made following the Closing Date shall each be deemed a certification to Agent and each Lender that on and as of the date of such Loan such statements are true.

         (c) MATERIAL ADVERSE CHANGE. On and as of the date of such Loan, there shall have occurred no Material Adverse Change since the date of the most recent financial statements furnished to Lenders (through Agent).

         (d) CLOSING DATE. The Closing Date shall have occurred.

         (e) ADDITIONAL DOCUMENTS AND CONDITIONS. Agent shall have received, in form and substance satisfactory to Agent, such additional approvals, opinions, documents and other information as Agent may reasonably request, including any such items specified in the Schedule; and any additional conditions precedent set forth in the Schedule shall have been satisfied.

     SECTION 4. REPRESENTATIONS AND WARRANTIES.

     4.1 REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND BORROWER. Borrower represents and warrants to Agent and each Lender that:

         (a) ORGANIZATION AND POWERS. Each of Holdings and Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite power and authority to own its assets and carry on its business and to execute, deliver and perform its obligations under each Loan Document, (iii) is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would result in a Material Adverse Change, and
(iv) is in compliance with all Requirements of Law, except to the extent that such noncompliance could not reasonably be expected to result in a Material Adverse Change.

         (b) AUTHORIZATION; NO CONFLICT. The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary corporate action of Borrower and do not and will not (i) contravene the terms of the articles or certificate of incorporation, or bylaws, of Borrower or result in a breach of or constitute a default under any Material Contract or any material lease, instrument or other agreement to which Borrower is a party or by which it or its properties may be bound or affected; or (ii) violate any provision of any law, rule, regulation, order, judgment, decree or the like binding on or affecting Borrower.

         (c) BINDING-OBLIGATIONS. The Loan Documents constitute, or when delivered under this Agreement will constitute, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and by general equity principles.

         (d) CONSENTS. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by Borrower or any Guarantor of any of the Loan Documents or the purchase of the Financed Products, except as may be set forth in the Schedule and except for any filings necessary to perfect any Liens on any Collateral.

         (e) LITIGATION. There are no actions, suits or proceedings pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower or any of its Subsidiaries before any Governmental Authority or arbitrator which if determined adversely to Borrower or any such Subsidiary would result in a Material Adverse Change.

         (f) FINANCIAL STATEMENTS. All financial statements of Holdings and its Subsidiaries delivered to Agent are complete and correct and fairly present the financial condition of Holdings and its Subsidiaries as at the times, and for the periods covered by such statements, in each case in accordance with GAAP, consistently applied, subject, in the case of any unaudited financial statements, to normal year-end adjustments and any absence of notes. Since the date of the most recent financial statements furnished to Agent prior to the Closing Date, there has not been any Material Adverse Change.

         (g) PURCHASE TRANSACTION. Each purchase transaction to be financed with any Loan represents a bona fide and undisputed transaction between Borrower and the Vendor (or other applicable vendor of Financed Products) entered into in compliance with all applicable laws and regulations.

         (h) SUBSIDIARIES. (i) Except as set forth in the Schedule, on the date of this Agreement Borrower has no Subsidiaries; and (ii) Additional Borrower has not incurred any Indebtedness to any Person other than any Indebtedness permitted under Section 5.1(k) and disclosed to Lenders in writing.

         (i) LICENSES, PATENTS, TRADEMARKS AND OTHER RIGHTS. Except as disclosed in writing by Borrower, each of Borrower and its Subsidiaries possesses all material approvals, authorizations, permits, franchises, licenses, patents, trademarks, trade names, service marks, copyrights, leases and all rights with respect thereto, free from burdensome restrictions, that are reasonably necessary for the ownership, maintenance and operation of its business, and neither Borrower nor any such Subsidiary is in material violation of any rights of others with respect to the foregoing. Without limiting the generality of the foregoing, the Schedule sets forth all material authorizations, permits, licenses and approvals of or from the FCC or any other Governmental Authority ("Permits and Licenses") held by Borrower and each Subsidiary existing on the date of this Agreement; each Permit and License is in full force and effect and has not been revoked, suspended, canceled, or modified in any materially adverse way and, except as may be set forth in the Schedule, is not subject to any materially adverse conditions or requirements; and Borrower has no knowledge of the occurrence of any event (including any investigation, proceeding, notice, violation, or other order or complaint issued by or before and Governmental Authority) which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modifications, non-renewal, impairment, restriction, loss or termination of, or order of forfeiture with respect to, any Permit or License in any respect that could reasonably be expected to result in a Material Adverse Change, or (ii) affects or could reasonably be expected in the future to affect any of the rights of Borrower or any Subsidiary under any Permit or License in any respect that could reasonably be expected to result in a Material Adverse Change.

         (j) LIENS. There are no Liens upon or with respect to any of the properties or assets of Borrower, including any of the Collateral, except for Permitted Liens.

         (k) INSURANCE. The properties of Borrower and its Subsidiaries are insured, with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the localities where Borrower or such Subsidiary operates.

         (l) TAXES. Holdings and its Subsidiaries have filed all federal and other material tax returns and reports required to be filed, have made timely remittance of all material amounts as required by any Governmental Authority and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being or will be contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. Neither Holdings nor Borrower have received any notice of any proposed tax assessment against Holdings or any Subsidiary that would, if made, result in a Material Adverse Change.

         (m) REGULATED ENTITIES. None of Borrower, any Person controlling Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Neither Borrower nor any Guarantor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         (n) DISCLOSURE. (i) Borrower has disclosed to Agent the existence, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, Holdings, Borrower or any of their respective Subsidiaries, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000 and any Liens with respect thereto. (ii) None of the representations or warranties made by any Loan Party in the Loan Documents as of the date of such representations and warranties, and none of the statements contained in any other information with respect to any Loan Party, including each exhibit or report, furnished by or on behalf of any Loan Party to Agent or Lenders in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

         (o) ENVIRONMENTAL COMPLIANCE. The Loan Parties conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof each Loan Party has reasonably concluded that, except as specifically disclosed to Agent on or prior to the date of this Agreement, such Environmental Laws and claims would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

         (p) SOLVENCY. Each of Holdings, Borrower and their respective Subsidiaries is Solvent, both before and after giving effect to any borrowing of Loans hereunder.

         (q) ERISA. Except as specifically disclosed to Agent on or prior to the date of this Agreement, (i) Holdings, Borrower and their respective Subsidiaries are in compliance with all applicable provisions of ERISA, unless noncompliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and (ii) there are no pending or, to the best knowledge of Holdings or Borrower, threatened claims, litigation, investigations or other actions or proceedings by or involving any Governmental Authority, under or in connection with ERISA that would reasonably be expected to result in a Material Adverse Change.

         (r) MATERIAL CONTRACTS. All of the Material Contacts are in full force and effect and, to the knowledge of the Borrower, (i) neither the Borrower nor any of its Subsidiaries is in default in any material respect under the terms of a Material Contract and (ii) no other Person who is a party to a Material Contract is in default under the terms of such Material Contract.

         (s) REPRESENTATIONS AND WARRANTIES AS TO CAPITALIZATION. On the Closing Date, and after giving effect to any applicable provisions set forth in the Schedule, the authorized capital stock of Borrower consisted of (A) 211,000,000 shares of common stock, of which 14,098,142 shares are issued and outstanding, and (B) 95,583,184 shares of preferred stock, all of which are issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. On the Closing Date, the Borrower did not have outstanding any securities convertible into or exchangeable for, or any rights to subscribe for or to purchase, or any options or warrants for the purchase of (other than those provided for herein), or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, in each case, other than 19,401,858 shares of common stock reserved for issuance to employees or as separately disclosed in writing to the Agent.

     4.2 REPRESENTATIONS AND WARRANTIES OF LENDERS. Each Lender represents and warrants to Borrower that such Lender: (i) will acquire each Note for its own account for investment and (subject to the disposition of its property being at all times within its control) not with a view to any resale or other distribution of such Note in a transaction constituting a public offering or otherwise requiring registration under the Securities Act of 1933 (the "Securities Act") or in a transaction that would result in noncompliance with applicable state securities laws; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and the risks of its acquisition of any Note and credit extensions to Borrower and any Additional Borrower, (iii) is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act, and (iv) understands that such Note has not been, and will not be, registered under the Securities Act or any state securities laws.

     SECTION 5. COVENANTS.

     5.1 COVENANTS. So long as any of the Obligations shall remain unpaid or any Lender shall have any Commitment, each of Holdings and Borrower agrees that:

         (a) FINANCIAL STATEMENTS AND OTHER INFORMATION. Holdings and Borrower shall furnish to Agent: (i) (A) as soon as available and in any event within 30 days after the end of each calendar month, Borrower's consolidated unaudited financial statements for such month, prepared in accordance with GAAP, and, if requested by Agent, its consolidating financial statements for such month, and
(B) as soon as available and in any event with 45 days after the end of each fiscal quarter of each fiscal year of Holdings (excluding the fourth fiscal quarter), Holdings' consolidated unaudited financial statements for such quarter prepared in accordance with GAAP, and, if requested by Agent, its consolidating financial statements for such quarter, accompanied in each case by a certificate of a Responsible Officer of Holdings stating that such financial statements fairly present the financial condition of Holdings, Borrower and their respective Subsidiaries as at such date and the results of operations of Holdings, Borrower and their respective Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes from normal, year-end adjustments and except for the absence of notes, (ii) as soon as available and in any event within 90 days after the end of each fiscal year of Holdings, its consolidated annual financial statements, prepared in accordance with GAAP and, if requested by Agent, consolidating annual financial statements, and in the case of consolidated financial statements, accompanied by an unqualified report thereon of independent certified public accountants of recognized standing; (iii) as soon as available and in any event not more than 90 days after the commencement of each fiscal year, the business plan and financial projections of Holdings, Borrower and their respective Subsidiaries for such fiscal year; (iv) promptly after Holdings or Borrower has knowledge or becomes aware thereof, notice of the occurrence of any Default or Event of Default hereunder; (v) prompt written notice of any condition or event which has resulted, or that could reasonably be expected to result, in a Material Adverse Change; (vi) together with the financial statements required pursuant to clauses (i)and (ii), a Compliance Certificate of a Responsible Officer of Borrower as of the end of the applicable accounting period; and (vii) such other information respecting the operations, properties, business or financial condition of Holdings, Borrower, their respective Subsidiaries and any Guarantor as Agent may from time to time reasonably request or as may be specified in the Schedule.

         (b) PRESERVATION OF EXISTENCE, ETC. Holdings and Borrower shall, and shall cause each of their respective Subsidiaries to, maintain and preserve (i) its corporate (or equivalent) existence, and (ii) all material copyrights, patents, trademarks, trade names and service marks and other intellectual property rights, and all other material rights, qualifications, permits, licenses, franchises and privileges, necessary or desirable in the normal course of its business and operations and the ownership of its properties, except for the dissolution of any shell or dormant Subsidiary and except in connection with any transactions expressly permitted by this Section 5.1.

         (c) LICENSES. Holdings and Borrower shall, and shall cause each of their respective Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals of any Governmental Authority necessary or desirable (i) in connection with the execution, delivery and performance of the Loan Documents, the purchase of the Financed Products or the consummation of the transactions therein contemplated, or (ii) in the normal course of its business and operations and the ownership of its properties, except, in the case of this clause (ii), to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change.

         (d) COMPLIANCE WITH LAWS. Holdings and Borrower shall comply, and shall cause each of their respective Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist or where noncompliance could not reasonably be expected to result in a Material Adverse Change.

         (e) PAYMENT OF OBLIGATIONS. Holdings and Borrower shall, and shall cause each of their respective Subsidiaries to, pay and discharge (i) all federal and other material taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of Holdings, Borrower or any Subsidiary, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien; and
(iii) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness (except where failure to do so would not otherwise constitute a Default or Event of Default hereunder).

         (f) INSURANCE. Holdings and Borrower shall, and shall cause each of their respective Subsidiaries to, carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Holdings, Borrower or such Subsidiary operates. Without limiting the generality of the foregoing, Holdings and Borrower shall, and shall cause each of their respective Subsidiaries to, comply with all requirements of the Collateral Documents pertaining to maintenance of insurance.

         (g) CHANGE IN NATURE OF BUSINESS. Holdings and Borrower shall not, and shall not permit any of their respective Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it or contemplated to be carried on by it (as disclosed to Lenders) on the date hereof.

         (h) RESTRICTIONS ON FUNDAMENTAL CHANGE. Borrower shall not, and shall not permit any of its Subsidiaries to, merge with or consolidate into, or acquire all or substantially all of the assets of, any Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, except that (i) Borrower may enter into a Permitted Transaction; (ii) any of Borrower's wholly owned Subsidiaries may merge with, consolidate into or transfer all or substantially all of its assets to another of Borrower's wholly owned Subsidiaries or to Borrower and in connection therewith such Subsidiary may be liquidated or dissolved (provided that if any such transaction shall be between an Additional Borrower and another Subsidiary not an Additional Borrower, or a Subsidiary which is a Guarantor and a Subsidiary which is not a Guarantor, and such Additional Borrower or Subsidiary Guarantor is not the continuing or surviving Person, then the continuing or surviving Person shall have assumed all of the obligations of such Additional Borrower or Subsidiary Guarantor, as the case may be, under the Loan Documents to which it is a party); and (iii) Borrower or any of its Subsidiaries may sell or dispose of assets in accordance with the provisions of subsection (i) below.

         (i) SALES OF ASSETS. Subject to Section 5.1(h), Holdings and Borrower shall not, and shall not permit any of their respective Subsidiaries to, sell, lease, transfer, or otherwise dispose of (whether in one transaction or a series of transactions) any assets (including any shares of stock in any Subsidiary or other Person) outside the ordinary course of business (each a

"Transfer"), or enter into or consummate any Transfer (i) involving Financed Products (other than (x) used equipment racks and cables, or (y) in the ordinary course of business to a wholly owned Subsidiary that is a Guarantor hereunder and that has granted to Agent a perfected, first priority Lien on such Financed Products under a security agreement in form and substance satisfactory to Agent), (ii) that could reasonably be expected to result in a Material Adverse Change or (iii) that would violate the terms of any other Loan Document; PROVIDED that as a condition to consummating any Transfer to any such Subsidiary of Financed Products, Borrower shall provide ten Banking Days' prior written notice to Agent of the proposed Transfer.

         (j) NEGATIVE PLEDGE. Holdings and Borrower shall not, and shall not permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, revenues or assets, whether now owned or hereafter acquired, other than Permitted Liens.

         (k) INDEBTEDNESS. Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise become liable for or suffer to exist any Indebtedness, other than: (i) Indebtedness of Borrower and its Subsidiaries to Agent, Lenders or Cisco Systems; (ii) Indebtedness of Borrower and its Subsidiaries existing on the date hereof and disclosed to Lenders or extensions, renewals and refinancings of such Indebtedness, provided that the principal amount of such Indebtedness being extended, renewed or refinanced does not increase; (iii) Indebtedness of Borrower and its Subsidiaries under the Financing Documents (if any) or any refinancings, extensions and renewals of such Indebtedness, provided that the principal amount of such Indebtedness being refinanced, extended or renewed does not increase; (iv) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of Borrower's or such Subsidiary's business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP; (v) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by Borrower or any such Subsidiary in the ordinary course of business; (vi) Indebtedness of Borrower and its Subsidiaries under capital leases or otherwise incurred under or in connection with any Liens of the type referred to in clause (vii) or (viii) of the definition of Permitted Liens in
Section 1; (vii) Subordinated Debt of Holdings; (viii) in respect of Borrower, Indebtedness secured by a Permitted Lien; (ix) Indebtedness of Borrower to any of its wholly owned Subsidiaries or any of its wholly owned Subsidiaries to another of its wholly owned Subsidiaries; and (x) in respect of Borrower, Indebtedness incurred in connection with a Permitted Transaction (subject to the limitations thereon contained in the definition of "Permitted Transaction").

         (l) LOANS AND INVESTMENTS. Holdings and Borrower shall not, and shall not permit any of their respective Subsidiaries to, purchase or otherwise acquire the capital stock, assets (constituting a business unit), obligations or other securities of or any interest in any Person, or otherwise extend any credit to or make any additional investments in any Person, other than in connection with: (i) a Permitted Transaction; (ii) extensions of credit in the nature of accounts receivable or notes receivable arising from the sales of goods or services in the ordinary course of business; (iii) extensions of credit by Holdings or Borrower to any of their respective wholly owned Subsidiaries or by any of their respective wholly owned Subsidiaries to another of their respective wholly owned Subsidiaries, Holdings or Borrower; (iv) employee loans and guarantees in the ordinary course of business in accordance with Borrower's or any such Subsidiary's usual and customary practices with respect thereto; and (v) short term, investment grade money market instruments, in accordance with Borrower's usual and customary treasury management policies.

         (m) DISTRIBUTIONS. Holdings and Borrower shall not declare or pay any dividends in respect of their respective capital stock, or purchase, redeem, retire or otherwise acquire for value (other than in consideration for equity securities of Holdings) any shares of their respective capital stock, or any warrants, rights or options to acquire such shares, now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to their respective shareholders as such, or permit any of their respective Subsidiaries to purchase, redeem, retire, or otherwise acquire for value any shares of stock of Holdings or Borrower or any warrants, rights or options to acquire such shares, except that (A) Holdings and Borrower may declare and deliver dividends and distributions payable only in common stock of Holdings or Borrower (as the case may be); (B) Holdings may purchase, redeem, retire, or otherwise acquire shares of its capital stock or any warrants, rights or options to acquire such shares with the proceeds received from a substantially concurrent issue of new shares of its capital stock; (C) Holdings may purchase, redeem, retire or otherwise acquire shares of its capital stock or any warrants, rights or options to acquire such shares from any consultants or employees of Borrower; and (D) Borrower may make cash transfers to Holdings as required by Holdings to pay: (1) regularly scheduled payments of interest on Subordinated Debt, provided no Event of Default exists or would result therefrom, (2) its tax obligations to any Governmental Authority, and (3) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of borrowing of money) incurred in the ordinary course of Holding's business in accordance with customary terms and in amounts customary for similar holding companies. Additionally, Borrower shall not permit any Subsidiary of Borrower to grant or otherwise agree to or suffer to exist any consensual restrictions on the ability of such Subsidiary to pay dividends and make other distributions to Borrower, or to pay any Indebtedness owed to Borrower or transfer properties and assets to Borrower.

         (n) SUBORDINATED DEBT. Holdings shall not, and shall not permit any of its Subsidiaries to, agree to or permit any material amendment, modification or waiver of any provision of any document or instrument governing or evidencing Subordinated Debt if such amendment, modification or waiver would adversely affect the rights of the Lenders hereunder.

         (o) ADDITIONAL SUBSIDIARIES. (i) If Borrower proposes to incorporate, create or acquire any additional Subsidiary, Borrower shall provide Agent with prior notice thereof. After the incorporation, creation or acquisition of any such Subsidiary, within five Banking Days following receipt by Borrower from Agent of a security agreement, a stock pledge agreement and a guaranty of the Obligations each in form and substance satisfactory to Agent, Borrower shall (A) cause such Subsidiary to execute and deliver such guaranty and security agreement to Agent and (B) pledge (or cause to be pledged) the capital stock or ownership interest of such Subsidiary to Agent and Lenders pursuant to such stock pledge agreement. Majority Lenders may elect in their sole discretion to waive any such requirement for any Subsidiary that will remain a dormant or shell Subsidiary or in the case of any non-U.S. Subsidiary (or in the case of a stock pledge, to require the pledge of not more than 65% of the capital stock of any such Subsidiary). (ii) Within five Banking Days after receipt from Agent of any request to do so,

Borrower shall, or shall cause such Subsidiary to, have executed and filed any UCC-1 financing statements furnished by Agent in each jurisdiction in which such filing is necessary to perfect the security interest of Agent in the Collateral of such Subsidiary and in which Agent requests that such filing be made. (iii) Additionally, Borrower and such Subsidiary shall execute and deliver to Agent such other items as reasonably may be requested by Agent in connection with the foregoing, including resolutions, incumbency and officers' certificates, opinions of counsel, search reports and other certificates and documents.

         (p) LEASE OBLIGATIONS. Holdings and Borrower shall not, and shall not suffer or permit any of their respective Subsidiaries to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease (other than capital leases) which would cause the direct or contingent liabilities of Holdings, Borrower and their respective Subsidiaries, on a consolidated basis, in respect of all such obligations together to exceed the greater of (i) $25,000,000 in any fiscal year or (ii) 25% of revenue in any fiscal year.

         (q) CAPITAL EXPENDITURES. In addition to the requirements under Section 5.1(r)(ix) below, Holdings and Borrower shall not, and shall not suffer or permit any of their respective Subsidiaries to, make any expenditures for fixed or capital assets (i) in excess of $100,000,000, on a consolidated basis, in any fiscal year ending prior to the third anniversary of the Original Closing Date and (ii) $300,000,000, on a consolidated basis, in any fiscal year thereafter; PROVIDED that Borrower shall be entitled to make capital expenditures up to a maximum $20,000,000 to purchase (a "Permitted Purchase") long haul fiber and conduit between Seattle, Washington and Borrower's communications network without such capital expenditures counting toward the caps on capital expenditures set forth in this Section 5.1(q) for a three year period (the "Permitted Period") commencing on the date that such long haul fiber conduit is first purchased by Borrower.

         (r) FINANCIAL COVENANTS.

                  (i) LEVERAGE RATIO. On a consolidated basis, Holdings and its Subsidiaries shall not, as of the last day of any fiscal quarter, permit its ratio of Consolidated Funded Debt to EBITDA (measured on a rolling four quarter basis for the four fiscal quarters ended as of each quarterly period set forth below) to be greater than the ratios indicated below:

          QUARTERLY PERIOD ENDING                                     REQUIRED RATIO
          December 31, 2001                                                N/A
          March 31, 2002                                                   N/A
          June 30, 2002                                                    N/A
          September 30, 2002                                               N/A
          December 31, 2002                                                N/A
          March 31, 2003                                                   N/A
          June 30, 2003                                                    N/A
          September 30, 2003                                              52.6:1
          December 31, 2003                                               14.0:1
          March 31, 2004                                                   7.1:1

          QUARTERLY PERIOD ENDING                                     REQUIRED RATIO
          June 30, 2004                                                    4.6:1
          September 30, 2004                                               3.3:1
          December 31, 2004                                                2.3:1
          March 31, 2005                                                   1.9:1
          June 30, 2005                                                    1.6:1
          September 30, 2005                                               1.6:1
          December 31, 2005                                                1.7:1
          March 31, 2006                                                   1.8:1
          June 30, 2006                                                    2.1:1
          September 30, 2006                                               1.8:1
          December 31, 2006                                                1.6:1
          March 31, 2007                                                   1.3:1
          June 30, 2007                                                    1.0:1
          September 30, 2007                                               0.7:1
          December 31, 2007                                                0.5:1
          March 31, 2008                                                   0.3:1
          Thereafter                                                       0.3:1

                  (ii) MINIMUM TOTAL REVENUES. On a consolidated basis, Holdings and its Subsidiaries shall not fail to maintain total monthly or total annualized quarterly revenues of Holdings and its Subsidiaries, for each monthly or quarterly period, as applicable, set forth below, of not less than the correlative amount indicated (it being understood that with respect to any quarterly period, annualized revenues shall be equal to revenues for such quarterly period, multiplied by four):

          MONTHLY PERIOD ENDING                                      REQUIRED AMOUNT
          October 31, 2001                                               $468,000
          November 30, 2001                                              $580,000
          December 31, 2001                                              $691,000
          January 31, 2002                                               $755,000
          February 28, 2002                                              $985,000
          March 31, 2002                                                $1,215,000
          April 30, 2002                                                $1,510,000
          May 31, 2002                                                  $1,855,000

          QUARTERLY PERIOD ENDING                               REQUIRED ANNUALIZED AMOUNT

          June 30, 2002                                                $22,400,000
          September 30, 2002                                           $37,600,000
          December 31, 2002                                            $59,300,000

          March 31, 2003                                               $74,300,000
          June 30, 2003                                               $104,200,000
          September 30, 2003                                          $138,500,000
          December 31, 2003                                           $179,600,000
          March 31, 2004                                              $227,000,000
          June 30, 2004                                               $277,700,000
          September 30, 2004                                          $328,700,000
          December 31, 2004                                           $382,100,000
          March 31, 2005                                              $371,900,000
          June 30, 2005                                               $419,500,000
          September 30, 2005                                          $468,000,000
          December 31, 2005                                           $518,900,000
          March 31, 2006                                              $480,700,000
          June 30, 2006                                               $514,800,000
          September 30, 2006                                          $549,500,000
          December 31, 2006                                           $584,800,000
          March 31, 2007                                              $528,000,000
          June 30, 2007                                               $559,000,000
          September 30, 2007                                          $590,400,000
          December 31, 2007                                           $622,300,000
          March 31, 2008                                              $556,700,000
          Thereafter                                                  $556,700,000

                  (iii) MINIMUM EBITDA. On a consolidated basis, Holdings and its Subsidiaries shall not fail to maintain EBITDA for each period of four quarters ended as of the last day of each quarterly period set forth below of not less than the correlative amount indicated (bracketed amounts (< >) are negative):

          QUARTERLY PERIOD ENDING                                    REQUIRED AMOUNT
          December 31, 2001                                                N/A
          March 31, 2002                                                   N/A
          June 30, 2002                                               ($47,400,000)
          September 30, 2002                                          ($40,200,000)
          December 31, 2002                                           ($33,000,000)
          March 31, 2003                                              ($23,500,000)
          June 30, 2003                                                ($9,800,000)
          September 30, 2003                                            $6,900,000
          December 31, 2003                                            $27,200,000
          March 31, 2004                                               $56,700,000
          June 30, 2004                                                $91,500,000
          September 30, 2004                                          $129,000,000

          QUARTERLY PERIOD ENDING                                    REQUIRED AMOUNT
          December 31, 2004                                           $170,700,000
          March 31, 2005                                              $199,300,000
          June 30, 2005                                               $227,000,000
          September 30, 2005                                          $213,600,000
          December 31, 2005                                           $190,200,000
          March 31, 2006                                              $163,700,000
          June 30, 2006                                               $129,200,000
          September 30, 2006                                          $129,000,000
          December 31, 2006                                           $129,700,000
          March 31, 2007                                              $130,300,000
          June 30, 2007                                               $130,700,000
          September 30, 2007                                          $131,000,000
          December 31, 2007                                           $131,000,000
          March 31, 2008                                              $129,900,000
          Thereafter                                                  $129,900,000


                  (iv) INTEREST COVERAGE RATIO. On a consolidated basis, Holdings and its Subsidiaries shall not permit the ratio of EBITDA to Interest Expense (measured on a rolling four quarter basis for the four fiscal quarters ended on the last day of each quarterly period set forth below) for each quarterly period set forth below to be less than the ratio set forth below (determined as of the end of the quarterly period set forth below):


          QUARTERLY PERIOD ENDING                                       REQUIRED RATIO
          December 31, 2001                                                  N/A
          March 31, 2002                                                     N/A
          June 30, 2002                                                      N/A
          September 30, 2002                                                 N/A
          December 31, 2002                                                  N/A
          March 31, 2003                                                     N/A
          June 30, 2003                                                      N/A
          September 30, 2003                                                 N/A
          December 31, 2003                                                 0.9:1
          March 31, 2004                                                    1.9:1
          June 30, 2004                                                     2.8:1
          September 30, 2004                                                3.5:1
          December 31, 2004                                                 2.2:1
          March 31, 2005                                                    2.2:1

          QUARTERLY PERIOD ENDING                                       REQUIRED RATIO
          June 30, 2005                                                     2.2:1
          September 30, 2005                                                1.8:1
          December 31, 2005                                                 2.1:1
          March 31, 2006                                                    1.6:1
          June 30, 2006                                                     1.2:1
          September 30, 2006                                                1.2:1
          December 31, 2006                                                 1.1:1
          March 31, 2007                                                    1.1:1
          June 30, 2007                                                     1.1:1
          September 30, 2007                                                1.1:1
          December 31, 2007                                                 1.1:1
          March 31, 2008                                                    1.2:1
          Thereafter                                                        1.2:1

                  (v) MAXIMUM FUNDED DEBT TO CAPITALIZATION. On a consolidated basis, Holdings and its Subsidiaries shall not permit the ratio of Consolidated Funded Debt to Capitalization to exceed the percentage amount set forth below (determined as of the end of the quarterly period set forth below):


          QUARTERLY PERIOD ENDING                                         PERCENTAGE
          December 31, 2001                                                  N/A
          March 30, 2002                                                     N/A
          June 30, 2002                                                      71%
          September 30, 2002                                                 71%
          December 31, 2002                                                  71%
          March 31, 2003                                                     71%
          June 30, 2003                                                      71%
          September 30, 2003                                                 71%
          December 31, 2003                                                  71%
          March 31, 2004                                                     71%
          June 30, 2004                                                      71%
          September 30, 2004                                                 71%
          December 31, 2004                                                  70%
          March 31, 2005                                                     68%
          June 30, 2005                                                      68%
          September 30, 2005                                                 67%
          December 31, 2005                                                  67%
          March 31, 2006                                                     65%


          QUARTERLY PERIOD ENDING                                         PERCENTAGE
          June 30, 2006                                                      65%
          September 30, 2006                                                 60%
          December 31, 2006                                                  57%
          March 31, 2007                                                     55%
          June 30, 2007                                                      50%
          September 30, 2007                                                 50%
          December 31, 2007                                                  50%
          March 31, 2008                                                     50%
          Thereafter                                                         50%

                  (vi) MINIMUM CUSTOMERS. The number of revenue generating customers of Holdings and its Subsidiaries (treating each office location of a Person purchasing services from Holdings or any Subsidiary to be a separate customer to the extent such office locations are in separate buildings) as of the end of the monthly or quarterly period set forth below shall not be less than the number listed opposite such period:

          MONTHLY PERIOD                                                    NUMBER
          October 31, 2001                                                   106
          November 30, 2001                                                  138
          December 31, 2001                                                  177
          January 31, 2002                                                   231
          February 28, 2002                                                  300
          March 31, 2002                                                     392
          April 30, 2002                                                     498
          May 31, 2002                                                       614

          QUARTERLY PERIOD                                                  NUMBER

          June 30, 2002                                                      745
          September 30, 2002                                                1,259
          December 31, 2002                                                 1,844
          March 31, 2003                                                    2,592
          June 30, 2003                                                     3,360
          September 30, 2003                                                4,197
          December 31, 2003                                                 5,144
          March 31, 2004                                                    6,349
          June 30, 2004                                                     7,459

          September 30, 2004                                                8,558
          December 31, 2004                                                 9,634
          March 31, 2005                                                   10,661
          June 30, 2005                                                    11,614
          September 30, 2005                                               12,545
          December 31, 2005                                                13,482
          March 31, 2006                                                   14,430
          June 30, 2006                                                    15,389
          September 30, 2006                                               16,357
          December 31, 2006                                                17,332
          March 31, 2007                                                   18,327
          June 30, 2007                                                    19,326
          September 30, 2007                                               20,334
          December 31, 2007                                                21,346
          March 31, 2008                                                   22,370
          Thereafter                                                       22,370



                  (vii) MINIMUM CASH RESERVES. On a consolidated basis, Holdings and its Subsidiaries shall maintain as of the last day of each quarterly period Minimum Cash Reserves not less than the amount listed opposite such date below:

          DATE                                                              NUMBER
          December 31, 2001                                                  N/A
          March 31, 2002                                                     N/A
          June 30, 2002                                                  $14,700,000
          September 30, 2002                                             $30,500,000
          December 31, 2002                                              $17,800,000
          March 31, 2003                                                  $5,400,000
          June 30, 2003                                                  ($1,600,000)
          September 30, 2003                                             ($3,700,000)
          December 31, 2003                                                ($400,000)
          March 31, 2004                                                  $9,000,000
          June 30, 2004                                                  $32,600,000
          September 30, 2004                                             $55,000,000
          December 31, 2004                                              $41,000,000
          March 31, 2005                                                 $52,600,000
          June 30, 2005                                                  $68,100,000
          September 30, 2005                                             $80,600,000
          December 31, 2005                                              $97,300,000
          March 31, 2006                                                $104,500,000
          June 30, 2006                                                 $110,500,000

          DATE                                                              NUMBER
          September 30, 2006                                            $118,000,000
          December 31, 2006                                             $128,200,000
          March 31, 2007                                                $138,300,000
          June 30, 2007                                                 $146,300,000
          September 30, 2007                                            $149,900,000
          December 31, 2007                                             $164,400,000
          Thereafter                                                    $184,700,000


                  (viii) MINIMUM NODES ON NET. The number of nodes connected to the network maintained by Holdings and its Subsidiaries as of any date listed below shall not be less than the number listed opposite such monthly or quarterly period set forth below:

          MONTHLY PERIOD                                                    NUMBER
          October 31, 2001                                                    95
          November 30, 2001                                                  117
          December 31, 2001                                                  140
          January 31, 2002                                                   162
          February 28, 2002                                                  185
          March 31, 2002                                                     207
          April 30, 2002                                                     230
          May 31, 2002                                                       252

          QUARTERLY PERIOD                                                  NUMBER

          June 30, 2002                                                      275
          September 30, 2002                                                 342
          December 31, 2002                                                  410
          March 31, 2003                                                     491
          June 30, 2003                                                      572
          September 30, 2003                                                 653
          December 31, 2003                                                  734
          March 31, 2004                                                     828
          June 30, 2004                                                      923
          September 30, 2004                                               1,017
          December 31, 2004                                                1,112
          March 31, 2005                                                   1,206
          June 30, 2005                                                    1,301
          September 30, 2005                                               1,395
          December 31, 2005                                                1,490

          March 31, 2006                                                   1,584
          June 30, 2006                                                    1,679
          September 30, 2006                                               1,773
          December 31, 2006                                                1,868
          March 31, 2007                                                   1,962
          June 30, 2007                                                    2,057
          September 30, 2007                                               2,151
          December 31, 2007                                                2,246
          March 31, 2008                                                   2,340
          Thereafter                                                       2,340

                  (ix) MAXIMUM CAPITAL EXPENDITURES. On a consolidated basis, Holdings and its Subsidiaries shall not make any expenditures for fixed or capital assets on an annual basis in excess of the amount listed below (determined as of the end of the annual period set forth below):

          DATE                                                          ANNUAL AMOUNT
          December 31, 2001                                             $147,500,000
          December 31, 2002                                              $63,100,000
          December 31, 2003                                              $84,800,000
          December 31, 2004                                              $95,900,000
          December 31, 2005                                             $106,700,000
          December 31, 2006                                              $75,100,000
          December 31, 2007                                              $70,400,000
          Thereafter                                                     $70,400,000


As used in this subsection (r), the following terms shall have the following meanings: "Capitalization" means, on any date, the sum of (i) Consolidated Funded Debt, and (ii) the sum of common and preferred equity, including without duplication capital stock plus paid in capital of Holdings and its Subsidiaries on such date, on a consolidated basis and as determined in accordance with, GAAP; "Consolidated Funded Debt" means, as of any date of determination, all Indebtedness of Holdings and its Subsidiaries on such date, on a consolidated basis and as determined in accordance with GAAP; "EBITDA" means, for any period with respect to Holdings and its Subsidiaries, net income (excluding extraordinary items), plus (except to the extent attributable to extraordinary items) the amount of any interest, taxes, depreciation, amortization and other non-cash charges deducted in determining such net income, all of the foregoing as determined on a consolidated basis for Holdings and its Subsidiaries, determined in conformity with GAAP; "Interest Expense" means, for any period with respect to Holdings and its Subsidiaries, the amount of interest expense, both expensed and capitalized (including the portion of any payments in respect of any capital leases allocable to interest expense), on a consolidated basis, as determined in accordance with GAAP, paid or payable during such period in respect of any Indebtedness of Holdings and its Subsidiaries; and "Minimum Cash Reserves" means unrestricted cash and cash equivalents of Borrower and its wholly-owned Subsidiaries. Notwithstanding anything in this Section 5.1(r) to the contrary, any Indebtedness or any Interest Expense thereon accruing or becoming due during the Permitted Period resulting from Permitted Purchases shall not be included by Holdings in determining compliance with the financial covenants set forth in this Section 5.1(r). Notwithstanding any provision to the contrary contained herein, if Holdings and its Subsidiaries fail to comply with any of the financial covenants set forth in this Section 5.1(r) prior to the period ending June 30, 2002, such non-compliance shall not constitute an Event of Default hereunder, but neither Agent nor any other Lender shall have any obligation to make any Loans to Borrower (other than Tranche X Loans (as defined in the Schedule), which shall continue to be available to Borrower), until Holdings and its Subsidiaries shall have complied with all of the monthly financial covenants set forth in this Section 5.1(r) for a subsequent month during the period prior to and including the period ending June 30, 2002. On and after June 30, 2002, any non-compliance with any of the financial covenants shall constitute an Event of Default hereunder.

         (s) MATERIAL CONTRACTS. Neither Borrower nor Holdings shall, nor shall they permit any of their respective Subsidiaries to, agree to or permit any amendment, modification or waiver of any material provision of any Material Contract, if the effect thereof could reasonably be expected to result in a Material Adverse Change. If Holdings, Borrower or any of their respective Subsidiaries enter into a Material Contract after the Closing Date, Borrower shall promptly notify Agent thereof and, if requested by Agent, Borrower shall deliver to Lenders (through Agent) a complete and current copy of such Material Contract in a reasonably prompt fashion after the creation thereof, except that Borrower shall not have any obligation to deliver such Material Contract if such delivery is prohibited by the terms of such Material Contract and if such prohibition was required by a party other than Holdings, Borrower or any of their respective Subsidiaries.

         (t) OWNERSHIP OF SUBSIDIARIES. Holdings and Borrower shall cause each of their Subsidiaries to remain and be a direct or indirect wholly-owned Subsidiary.

         (u) ACCOUNTING CHANGES. Neither Borrower nor Holdings shall, nor shall they suffer or permit any of their respective Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Holdings or Borrower or of any of their respective Subsidiaries, except to change the fiscal year of a Subsidiary to conform its fiscal year to Borrower's.

         (v) HAZARDOUS SUBSTANCES. Neither Borrower nor Holdings shall, nor shall they permit any of their Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Substances, except in compliance with all applicable Environmental Laws, unless noncompliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

         (w) BOOKS AND RECORDS; INSPECTIONS. Borrower and Holdings shall, and they shall cause each of their respective Subsidiaries to, keep adequate records and books of account, in which complete entries will be made in accordance with GAAP. Holdings and Borrower shall provide Agent, each Lender and their respective agents access to the premises of Holdings, Borrower and any of their respective Subsidiaries at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time on and after the occurrence of a Default or Event of Default, for the purposes of (i) inspecting and any and all records verifying the Collateral,
(ii) inspecting and copying (at Borrower's expense) pertaining thereto, and
(iii) discussing the affairs, finances and business of Holdings, Borrower and their respective Subsidiaries with any executive officer or director of Holdings or Borrower or with their accountants. Borrower shall reimburse Agent for the reasonable travel and related expenses of Agent's employees or, at Agent's option, of such outside accountants or examiners as may be retained by Agent to verify or inspect Collateral, records or documents of Holdings or Borrower on a regular basis or for a special inspection if Agent deems the same appropriate. If outside examiners or accountants are used, Borrower shall also pay Agent such reasonable sum as Agent may be obligated to pay as fees therefor; PROVIDED that prior to the occurrence of a Default or an Event of Default, Borrower shall only be liable to Agent for one such inspection during any twelve (12) month period.

         (x) CAPITAL CONTRIBUTIONS. Holdings shall contribute to Borrower, and Borrower shall accept, as common equity, within two Banking Days of receipt, (i) all net proceeds received from the sale of any of Holdings' equity securities or debt instruments or securities (other than issuances of equity securities to officers, directors, employees or consultants of Borrower in the ordinary course of business), (ii) any cash or cash equivalents generated or received by Holdings at any time and from time to time, other than cash received by Holdings from Borrower pursuant to clause (D) of Section 5.1(m) and (iii) any other asset acquired or received by Holdings at any time and from time to time that is not reasonably necessary for Holdings to perform its function as the holding company of Borrower.

         (y) FURTHER ASSURANCES AND ADDITIONAL ACTS. Holdings and Borrower shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as Agent shall deem necessary or appropriate to effectuate the purposes of the Loan Documents, and promptly provide Agent with evidence of the foregoing satisfactory in form and substance to Agent.

     SECTION 6. EVENTS OF DEFAULT.

     6.1 EVENTS OF DEFAULT. Any of the following events which shall occur shall constitute an "Event of Default":

         (a) PAYMENTS. Borrower shall fail to pay when due (i) any amount of principal of any Loan or Note, or (ii) any amount of interest on any Loan or Note, or any fee or other amount payable under any of the Loan Documents, or Holdings or any other Loan Party shall fail to pay when due any amount payable under any of the Loan Documents, and in the case of this clause (ii) any such default shall remain unremedied for five days.

         (b) REPRESENTATIONS AND WARRANTIES. Any representation or warranty by any Loan Party under or in connection with the Loan Documents shall prove to have been incorrect in any material respect when made or deemed made.

         (c) FAILURE BY HOLDINGS OR BORROWER TO PERFORM CERTAIN COVENANTS. Holdings or Borrower shall fail to perform or observe any term, covenant or agreement contained in subsections (b)(i) or (g) through (u) of Section 5.1 or shall fail to issue any of the Warrants that Holdings is required to issue to Agent pursuant to Section 10 of the Schedule.

         (d) FAILURE BY HOLDINGS OR BORROWER TO PERFORM OTHER COVENANTS. Holdings, Borrower or any other Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed and any such failure shall remain unremedied for a period of 20 days from the occurrence thereof (unless Majority Lenders reasonably determine that such failure is not capable of remedy).

         (e) INSOLVENCY. (i) Holdings, Borrower, any Guarantor or any of their respective Subsidiaries shall be dissolved, liquidated, wound up or cease its corporate (or equivalent) existence, except to the extent expressly permitted by
Section 5.1; or (ii) Holdings, Borrower, any Guarantor or any such Subsidiary
(A) shall make a general assignment for the benefit of creditors, or shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (B) shall voluntarily cease to conduct its business in the ordinary course, except as permitted by Section 5.1; (C) shall commence any Insolvency Proceeding with respect to itself, or (D) shall take any action to effectuate or authorize any of the foregoing.

         (f) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against Holdings, Borrower, any Guarantor or any of their respective Subsidiaries, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Holdings', Borrower's, any Guarantor's or any such Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) Holdings, Borrower, any Guarantor or any of their respective Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) Holdings, Borrower, any Guarantor or any of their respective Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

         (g) DEFAULTS UNDER OTHER INDEBTEDNESS. Holdings, Borrower, any Guarantor or any of their respective Subsidiaries shall fail (i) to make any payment of any Indebtedness evidenced by or arising under any Financing Document, if any, or any amount of any other Indebtedness in an aggregate principal amount for all such Indebtedness together of at least $1,000,000 (or its equivalent in another currency) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace or notice period, if any, specified in the agreement or instrument relating to such Indebtedness as of the date of such failure, or (ii) to perform or observe any term, covenant or condition on its part to be performed or observed under any Financing Document, if any, or any other agreement, note or instrument relating to any such Indebtedness, when required to be performed or observed, or any other event shall occur or condition shall exist thereunder, and such failure, event or condition shall continue after the applicable grace or notice period, if any, specified in such agreement, note or instrument, if the effect of such failure, event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, or (without limiting the generality of the foregoing) any defined "Event of Default" (as defined in any Financing Document) shall have occurred and be continuing.

         (h) CISCO DEFAULTS. So long as CSCC is a Lender hereunder, any of the Loan Parties or any of their respective Subsidiaries (i) shall fail to pay any Indebtedness or other obligations owing under any other material agreement with Cisco Systems or any Subsidiary thereof (including CSCC) or under any note or instrument in favor of Cisco Systems or any Subsidiary thereof (including CSCC), when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise), or (ii) shall otherwise be in breach of or default in any of its obligations under any such agreement, note or instrument, and such failure, breach or default shall continue after the applicable grace period, if any, specified in such agreement, note or instrument.

         (i) MATERIAL ADVERSE CHANGE. Any Material Adverse Change shall occur.

         (j) FAILURE BY GUARANTOR TO PERFORM COVENANTS; INVALIDITY OF GUARANTY. Any Guarantor shall fail to perform or observe any term, covenant or agreement contained in any Guaranty on its part to be performed or observed, or any default shall occur under any Guaranty, and any such failure or default shall continue after the applicable grace period, if any, specified in any Guaranty as of the date of such failure, or any defined "Event of Default" as defined in any Guaranty shall have occurred and is continuing; or any Guaranty or any other Guarantor Document shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Guarantor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder.

         (k) DEFAULT UNDER OTHER DOCUMENTS. Any defined "Event of Default" (as defined in any other Loan Document) shall have occurred; or Holdings, Borrower or any of their respective Subsidiaries shall be in breach of or default in any of its obligations under any Material Contract, and such failure, breach or default shall continue after the applicable grace period, if any, specified in such Material Contract and could reasonably be expected to result in a Material Adverse Change.

         (l) CONSENTS, ETC. Any law, decree, license, consent, authorization, registration or approval now or hereafter necessary to enable Borrower or any Loan Party to comply with its obligations incurred in the Loan Documents or in connection with the purchase of Financed Products shall be modified in a materially adverse manner, or shall be revoked, withdrawn or withheld or shall cease to remain in full force and effect if such revocation, withdrawal, or withholding could reasonably be expected to result in a Material Adverse Change.

         (m) JUDGMENTS. A final judgment or order for the payment of money in excess of $1,000,000 (or its equivalent in another currency) which is not fully covered by third-party insurance shall be rendered against Borrower or any Guarantor or any of their respective Subsidiaries; or (ii) any non-monetary judgment or order shall be rendered against Borrower, any Guarantor or any such Subsidiary which has resulted in or would reasonably be expected to result in a Material Adverse Change; and in each case there shall be any period of 30 consecutive days during which such judgment continues unsatisfied or during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         (n) CHANGE OF CONTROL. Any Change of Control shall occur and Agent shall have notified Holdings or Borrower that such Change of Control is an Event of Default within 30 days of Agent receiving notice from Holdings or Borrower of such Change of Control; PROVIDED that any Change of Control shall automatically constitute an Event of Default if Holdings or Borrower fails to notify Agent of such Change of Control within 10 days of the occurrence of such Change of Control.

         (o) SUBORDINATION. Any Loan Party shall make any voluntary or optional payment or repayment on, redemption, exchange or acquisition for value of, or any sinking fund or similar payment with respect to, any Subordinated Debt other than in consideration for equity securities of Holdings or as permitted in the applicable subordination agreement, or if any Person who has subordinated such Subordinated Debt terminates or in any way limits its subordination agreement.

         (p) LOAN DOCUMENTS. Any of the Loan Documents after delivery thereof shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Loan Party or any other Person shall contest in any manner the validity or enforceability thereof, or any Loan Party or any other Person shall deny that it has any further liability or obligation thereunder; or any Loan Party or any other Person shall do or undertake any act evidencing an intent to repudiate the Loan Documents, or any of the Collateral Documents for any reason, except to the extent permitted by the terms thereof, shall cease to create a valid and perfected Lien subject only to Permitted Liens in any of the Collateral purported to be covered thereby; or any of the Financed Products shall at any time be located outside of the United States.

     6.2 EFFECT OF EVENT OF DEFAULT. If any Event of Default shall occur and is continuing, Agent shall, at the request of, or may, with the consent of, Majority Lenders, by notice from Agent to Borrower, (i) declare the Commitments of the Lenders to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the entire unpaid principal amount of the Loans and the Notes, all interest accrued and unpaid thereon and all other Obligations to be forthwith due and payable, whereupon the Loans and the Notes, all such accrued interest and all such other Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, PROVIDED that if an event described in Section 6.1(e) or 6.1(f) shall occur, the result which would otherwise occur only upon giving of notice by Agent to Borrower as specified in this Section 6.2 shall occur automatically, without the giving of any such notice. Additionally, Agent and Lenders may exercise any or all of their respective rights and remedies under the Collateral Documents, and proceed to enforce all other rights and remedies available to them under the Loan Documents and applicable law. Notwithstanding anything to the contrary contained in this Agreement, Agent shall not issue or maintain in effect any "orders" or give any "notices of exclusive control" or similar notices pursuant to any account control agreement among Borrower, Agent and Lenders and a securities intermediary, except upon the occurrence and continuation of an Event of Default.

     SECTION 7. THE AGENT.

     7.1 APPOINTMENT AND AUTHORIZATION; "AGENT". Each Lender hereby irrevocably (subject to Section 7.10) appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     7.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     7.3 LIABILITY OF AGENT. None of Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by Holdings or Borrower or any Subsidiary or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Holdings, Borrower or any of their Subsidiaries or Affiliates.

     7.4 RELIANCE BY AGENT. (a) Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of Lenders. (b) For purposes of determining compliance with the conditions specified in Section 3.1 or 3.2, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

     7.5 NOTICE OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Agent will notify Lenders of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Majority Lenders in accordance with Article VI; PROVIDED, HOWEVER, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

     7.6 CREDIT DECISIONS. Each Lender acknowledges that none of Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Holdings, Borrower and their Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Holdings, Borrower and their Subsidiaries, the value of and title to any Collateral, and all applicable regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower and any Additional Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly herein required to be furnished to Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Holdings, Borrower or any Subsidiary which may come into the possession of any of Agent-Related Persons.

     7.7 INDEMNIFICATION OF AGENT. Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand all Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), PRO RATA, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

     7.8 AGENT IN INDIVIDUAL CAPACITY. CSCC and its Affiliates (including Cisco Systems) may make loans to, enter into leases with, sell equipment and provide related services to, acquire equity interests in and generally engage in any kind of business with Holdings, Borrower and their Subsidiaries and Affiliates as though CSCC were not Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, CSCC or its Affiliates may receive information regarding Holdings, Borrower or their Affiliates (including information that may be subject to confidentiality obligations in favor of Holdings, Borrower or such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to them. With respect to its Loans, CSCC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include CSCC in its individual capacity.

     7.9 COLLATERAL MATTERS. (a) Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents. (b) Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any Collateral
(i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which a Loan Party owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to a Loan Party in a transaction permitted under this Agreement; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by Majority Lenders or all Lenders, as the case may be, as provided in Section 8.1. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section 7.9, provided that the absence of any such confirmation for whatever reason shall not affect Agent's rights under this Section 7.9. (c) EACH LENDER AGREES WITH AND IN FAVOR OF EACH OTHER (WHICH AGREEMENT SHALL NOT BE FOR THE BENEFIT OF BORROWER OR ANY SUBSIDIARY) THAT THE OBLIGATIONS TO SUCH LENDER ARE NOT AND SHALL NOT BE SECURED BY ANY REAL PROPERTY COLLATERAL NOW OR HEREAFTER ACQUIRED BY SUCH LENDER OTHER THAN THE REAL PROPERTY DESCRIBED IN THE SCHEDULE.

     7.10 SUCCESSOR AGENT. Agent may, and at the request of Majority Lenders shall, resign as Agent upon 30 days' notice to Lenders. If Agent resigns under this Agreement, Majority Lenders shall appoint from among Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrower, a successor agent from among Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VII and Section
8.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as Majority Lenders appoint a successor agent as provided for above.

     SECTION 8. MISCELLANEOUS.

     8.1 AMENDMENTS. No material amendment or waiver (as reasonably determined by Agent) of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Holdings, Borrower or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by Majority Lenders (or by Agent at the written request of Majority Lenders), Holdings and Borrower and acknowledged by Agent, and then any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all Lenders, Holdings and Borrower and acknowledged by Agent, do any of the following:

         (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 6.2);

         (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees (other than any fees payable solely to Agent, which fees Agent may, in its sole discretion and without further consent, agree to amend or modify) or other amounts due to Lenders (or any of them) hereunder or under, any other Loan Document (including the date of any mandatory prepayment hereunder);

         (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document (other than any fees or other amounts payable solely to Agent, which fees and other amounts Agent may, in its sole discretion and without further consent, agree to amend or modify);

         (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for Lenders or any of them to take any action hereunder;

         (e) amend this Section 8.1, Section 2.20, the definition of "Majority Lenders" herein, or any provision herein providing for consent or other action by all Lenders or some specified amount of Lenders; or

         (f) discharge any Guarantor, or release any portion of the Collateral except as otherwise may be provided in this Agreement or the Collateral Documents or except where the consent of Majority Lenders only is specifically provided for;

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to Majority Lenders or all Lenders, as applicable, affect the rights or duties of Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     8.2 NOTICES.

         (a) All notices and other communications provided for hereunder and under the other Loan Documents shall, unless otherwise stated herein, be in writing (including by facsimile transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth in the Schedule or the Annex, as the case may be, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other party hereto. All such notices and communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by courier service, when delivered; (iii) if sent by mail, upon the earlier of the date of receipt or five Banking Days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States), postage prepaid; and (iv) if sent by facsimile transmission, when sent; provided, however, that notices and communications to Agent or Lenders pursuant to Section 2 shall not be effective until received.

         (b) Any agreement of Agent and Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of Borrower. Agent and Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrower to give such notice and Agent and Lenders shall not have any liability to Borrower or other Person on account of any action taken or not taken in good faith by Agent or Lenders in reliance upon such telephonic or facsimile notice. The obligation of Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by Agent and Lenders to receive written confirmation of any telephonic or facsimile notice, or the receipt by

Agent and Lenders of a confirmation which is at variance with the terms understood by Agent and Lenders to be contained in the telephonic or facsimile notice.

         (c) Each Lender shall notify Agent in writing of any changes in the address to which notices to Lender should be directed, of addresses of any lending office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.

     8.3 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of Agent or any Lender to exercise, and no delay in exercising, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Agent or any Lender.

     8.4 COSTS AND EXPENSES; INDEMNIFICATION. Borrower agrees to pay on demand by Agent (i) the reasonable out-of-pocket costs and expenses of Agent and any of its Affiliates, and the reasonable fees and disbursements of counsel to Agent (excluding allocated costs and expenses for internal legal services), in connection with the negotiation, preparation, execution and delivery of the Loan Documents; (ii) all costs and expenses of Agent and its Affiliates, and fees and disbursements of counsel (excluding allocated costs and expenses for internal legal services), in connection with any amendments, modifications or waivers of the terms of any Loan Documents, and (iii) all costs and expenses of Agent, each Lender and their respective Affiliates, and fees and disbursements of counsel (including allocated costs and expenses for internal legal services), in connection with any Default, the enforcement or attempted enforcement of, and preservation of any rights or interests under, the Loan Documents, and any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding. In addition, whether or not the transactions contemplated hereby shall be consummated, each of Holdings and Borrower hereby agrees to indemnify each Agent-Related Person, each Lender, any Affiliate thereof and their respective directors, officers, employees, agents, counsel and other advisors (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including, to the extent permitted herein, allocated costs and expenses for internal legal services), which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of any of the Loan Documents, the use or intended use of the proceeds of the Loans or the transactions contemplated hereby or thereby, including with respect to any investigation, litigation or other proceeding relating to any of the foregoing, irrespective of whether the Indemnified Person shall be designated a party thereto (the "Indemnified Liabilities"); provided that neither Holdings nor Borrower shall be liable to any Indemnified Person for any portion of such Indemnified Liabilities resulting from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, each of Holdings and Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     8.5 SURVIVAL. All covenants, agreements, representations and warranties made in any Loan Documents shall, except to the extent otherwise provided therein, survive the execution and delivery of this Agreement, the making of the Loans and the execution and delivery of any Note, and shall continue in full force and effect so long as any Lender has any Commitment, any Loans remain outstanding or any other Obligations remain unpaid or any obligation to perform any other act hereunder or under any other Loan Document remains unsatisfied. Without limiting the generality of the foregoing, the obligations of Holdings and Borrower under Sections 2.11, 2.12, 2.14, 2.21 and 8.4, and all similar obligations under the other Loan Documents (including all obligations to pay costs and expenses and all indemnity obligations), shall survive the repayment of the Loans and the termination of the Commitments.

     8.6 BENEFITS OF AGREEMENT. The Loan Documents are entered into for the sole protection and benefit of the parties hereto and their successors and assigns and the Indemnified Persons referred to in Section 8.4, and no other Person (other than Cisco Systems to the extent provided for in the Loan Documents) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Loan Document.

     8.7 BINDING EFFECT; SUCCESSORS AND ASSIGNS.

         (a) Any Lender may, with the written consent of the Agent (which shall not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of such Lender hereunder; PROVIDED, HOWEVER, that (i) no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is another Lender or an Affiliate of such Lender or an Approved Fund; and (ii) except in connection with an assignment of all of a Lender's rights and obligations with respect to its Commitment and Loans, any such assignment to an Eligible Assignee that is not a Lender hereunder shall be equal to or greater than $1,000,000; and PROVIDED FURTHER, HOWEVER, that Holdings, Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) such Lender and its Assignee shall have delivered to Holdings, Borrower and Agent an Assignment and Acceptance Agreement substantially in the form of EXHIBIT L (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment; (B) a written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, in substantially the form of the Notice of Assignment and Acceptance attached as
Schedule I to the Assignment and Acceptance, shall have been given to Holdings, Borrower and Agent by such Lender and the Assignee; (C) the assignor Lender or Assignee shall have paid to Agent a processing fee in the amount of $4,000; and
(D) Agent shall have provided any required consent to such assignment in accordance with this Section.

         (b) From and after the date that Agent notifies the assignor Lender that Agent has received (and, if required, provided its consent with respect thereto) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, (ii) this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom, and (iii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; PROVIDED, HOWEVER, that the assignor Lender shall not relinquish its rights under Sections 2.11, 2.12, 2.18 or 2.21 (and any equivalent provisions of the other Loan Documents) to the extent such rights relate to the time prior to the effective date of the Assignment and Acceptance. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Lender PRO TANTO.

         (c) Within five Banking Days after Borrower's receipt of notice by Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, Borrower shall execute and deliver to Agent any new Notes requested by such Assignee evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement ` Notes as requested by the assignor Lender evidencing the Loans and Commitment retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender, if any).

         (d) Any Lender may at any time sell to one or more lending institutions or other Persons not Affiliates of Holdings (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Holdings, Borrower and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of Lenders as described in the first proviso to Section 8.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 2.11, 2.21 and 8.4 as though it were also a Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

         (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 C.F.R. ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     8.8 CONFIDENTIALITY.

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

         (a) Each of the Lenders and Agent agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information respecting Holdings and Borrower and their respective businesses ("Customer Information") and not to use the Customer Information other than for purposes under this Agreement or the other Loan Documents. Holdings and Borrower agree that Agent or any Lender may disclose from time to time all Customer Information in its possession to Agent's or any such Lender's legal counsel, agents and other professional advisors, and to its Subsidiaries and Affiliates, to any potential assignees or participants of the rights and/or obligations of any such Lender hereunder, to any underwriters or placement agents for any securities to be issued by any such Lender or any of its Subsidiaries or Affiliates (or any transferee of any such Subsidiaries or Affiliates) and to any rating agency rating such securities and to their respective legal counsel, agents and other professional advisors; PROVIDED that such recipients agree not to disclose such Customer Information for any purposes other than as contemplated herein. Holdings and Borrower also consent to the disclosure of Customer Information by Lender, or any of its Subsidiaries or Affiliates, (i) at the request of any Governmental Authority having jurisdiction over Agent or such Lender or such Subsidiary or Affiliate, (ii) pursuant to subpoena or other court process, (iii) to the extent reasonably required in connection with any litigation to which Agent or such Lender or any of its Subsidiaries or Affiliates is a party, (iv) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document, (v) when otherwise required to do so in accordance with applicable law, and (vi)(A) to the extent such information is made available by Holdings or Borrower or was or becomes generally available to the public other than as a result of disclosure by Agent or such Lender, or (B) was or becomes available on a non-confidential basis from a source other than Holdings or Borrower, provided that such source is not bound by a confidentiality agreement with Holdings or Borrower known to Agent or such Lender; PROVIDED, HOWEVER, that, to the extent that the disclosure of any Customer Information is to be made by Agent or such Lender pursuant to the immediately preceding clauses (i), (ii) or (iii) and Agent or such Lender may lawfully do so, Agent or such Lender shall use commercially reasonable efforts to first give Holdings or Borrower notice and a reasonable opportunity to interpose an objection to such disclosure to obtain a protective order requiring that the Customer Information so disclosed be held in confidence by such court or government body or, if disclosed, be used only for the purposes for which such disclosure is required and otherwise permitted under such clauses.

         (b) Holdings and Borrower each agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of this Agreement, the Fee Letter and the terms and provisions hereof and thereof. Agent and each Lender agree that Holdings and Borrower may disclose from time to time the existence of this Agreement, the Fee Letter and the terms and provisions hereof and thereof to Holdings' and Borrower's legal counsel, agents and other professional advisors, and to their respective Subsidiaries and Affiliates, as reasonably required in connection with negotiations with a prospective acquirer of Holdings or Borrower or substantially all of Holdings' or Borrower's assets or a prospective merger partner, to any bank or other financial institution or any other Person proposing to provide financing to Holdings or Borrower or any of their respective Subsidiaries or Affiliates, to any underwriters or placement agents for any securities to be issued by Holdings or Borrower or any of their respective Subsidiaries or Affiliates and to any rating agency rating such securities and to their respective legal counsel, agents and other professional advisors. Agent and each Lender also consent to the disclosure of this Agreement, the Fee Letter and the terms and provisions hereof and thereof by Holdings or Borrower, or any of their respective Subsidiaries or Affiliates, (i) at the request of any Governmental Authority having jurisdiction over Holdings, Borrower or such Subsidiary or Affiliate, (ii) pursuant to subpoena or other court process, (iii) to the extent reasonably required in connection with any litigation to which Holdings, Borrower or any of their respective Subsidiaries or Affiliates is a party, and (iv) when otherwise required to do so in accordance with applicable law. THE FOREGOING PERMITTED DISCLOSURE DOES NOT INCLUDE DISCLOSURE TO ANY OTHER VENDOR PROVIDING VENDOR FINANCING TO HOLDINGS, BORROWER OR ANY OF THEIR RESPECTIVE SUBSIDIARIES (WHETHER DIRECTLY OR INDIRECTLY). HOLDINGS AND BORROWER SHALL PROVIDE PRIOR NOTICE TO AGENT OF ANY PROPOSED PUBLIC ANNOUNCEMENTS OR OTHER PUBLIC DISCLOSURE OR FILINGS OF OR RELATING TO THIS AGREEMENT, THE FEE LETTER, AND THE TERMS AND PROVISIONS HEREOF AND THEREOF AS PERMITTED BY THIS SUBSECTION (b) ("PUBLIC DISCLOSURE"), AND NO PUBLIC DISCLOSURE MAY BE MADE IN RESPECT OF THE FEES, INTEREST RATE AND OTHER PRICING INFORMATION WITH RESPECT HERETO WITHOUT LENDER'S PRIOR CONSENT (SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD). PRIOR TO MAKING ANY REQUIRED FILING WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER FEDERAL, STATE, PROVINCIAL OR FOREIGN GOVERNMENTAL AUTHORITY AS PART OF ANY PUBLIC DISCLOSURE, HOLDINGS OR BORROWER SHALL REQUEST CONFIDENTIAL TREATMENT OF THE FEES, INTEREST RATE AND OTHER PRICING INFORMATION WITH RESPECT HERETO TO THE EXTENT PERMITTED BY APPLICABLE LAW.

     8.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     8.10 SUBMISSION TO JURISDICTION.

         (a) Each of Holdings and Borrower each hereby (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States sitting in the Borough of Manhattan (collectively, the "New York Courts"), for the purpose of any action or proceeding arising out of or relating to the Loan Documents, (ii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the New York Courts, and any objection on the ground that any such action or proceeding in any New York Court has been brought in an inconvenient forum, and (iii) agrees that (to the extent permitted by applicable law) a final judgment in any such action or proceeding brought in a New York Court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

         (b) If a process agent (the "Process Agent") is specified in the Schedule, Holdings and Borrower each hereby irrevocably appoints the Process Agent as its authorized agent with all powers necessary to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to the Loan Documents in any of the New York Courts. Such service may be made by mailing or delivering a copy of such process to Holdings and Borrower in care of the Process Agent at the Process Agent's above address and Holdings and Borrower each hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf and agrees that the failure of the Process Agent to give any notice of any such service to Holdings and Borrower shall not impair or affect the validity of such service or of any judgment rendered in any action or

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


proceeding based thereon. As an alternative method of service, Holdings and Borrower each also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Holdings and Borrower at their respective address specified in the Schedule. If for any reason the Process Agent specified in the Schedule shall cease to act as such, Holdings and Borrower each shall appoint forthwith, in the manner provided for herein, a successor Process Agent qualified to act as an agent for service of process with respect to all New York Courts and acceptable to Agent.

         (c) NO LIMITATION. Nothing in this Section 8.10 shall affect the right of Agent or any Lender to serve legal process in any other manner permitted by law or limit the right of Agent or any Lender to bring any action or proceeding against Holdings or Borrower or its property in the courts of other jurisdictions.

     8.11 WAIVER OF JURY TRIAL. EACH OF AGENT, LENDERS, HOLDINGS AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION IN CONNECTION WITH ANY LOAN DOCUMENT.

     8.12 ENTIRE AGREEMENT. The Loan Documents reflect the entire agreement among Holdings, Borrower, each Additional Borrower, if any, Agent and Lenders with respect to the matters set forth therein and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto.

     8.13 SEVERABILITY. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of any of the Loan Documents shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of such Loan Document, or the validity or effectiveness of such provision in any other jurisdiction.

     8.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     8.15 SECOND AMENDED AND RESTATED CREDIT AGREEMENT. This Agreement amends and restates the Original Credit Agreement, as amended and restated by the Amended and Restated Agreement, in its entirety, shall constitute a Loan Document and shall be deemed in all respects to constitute the "Credit Agreement" for the purposes of the Notes, the Collateral Documents and the other Loan Documents. In addition, the Borrower hereby expressly acknowledges, ratifies and confirms each of its obligations under the Original Credit Agreement, this Agreement and the other Loan Documents.

     8.16 JOINT AND SEVERAL LIABILITY. If any Additional Borrowers are designated in the Schedule, the liability of Borrower and such Additional Borrowers shall be joint and several and, except as the context otherwise requires, each reference herein to "Borrower" shall mean and be a reference to each Borrower and such Additional Borrowers. Borrower and any such Additional Borrowers agree that any and all of the Obligations shall be the joint and several responsibility of each of them notwithstanding any absence herein or in any other Loan Document of a reference such as "jointly and severally" with respect to such Obligation. The compromise of any claim with, or the release of, Borrower shall not constitute a compromise with, or a release of, any Additional Borrower, and the compromise of any claim with, or the release of, any Additional Borrower shall not constitute a compromise with, or a release of, Borrower or any other Additional Borrower.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      CISCO SYSTEMS CAPITAL CORPORATION,
                                      as Agent and as a Lender

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                     Title:
                                           -------------------------------------

                                     COGENT COMMUNICATIONS, INC., as Borrower

                                     By:
                                        ----------------------------------------

                                     Name:
                                          --------------------------------------

                                     Title:
                                           -------------------------------------

                                     COGENT INTERNET, INC.,
                                     as Additional Borrower

                                     By:
                                        ----------------------------------------

                                     Name:
                                          --------------------------------------

                                     Title:
                                           -------------------------------------

ACKNOWLEDGED AND AGREED:

COGENT COMMUNICATIONS GROUP, INC.,
as Holdings

By:
   ----------------------------------------------------

Name:
     ----------------------------------------------------

Title:
      ----------------------------------------------------

                                     [LOGO]




As of October 24, 2001


                             SCHEDULE OF INFORMATION

         This Schedule of Information (this "Schedule") is an integral part of the Second Amended and Restated Agreement dated as of October 24, 2001 (as amended, modified, renewed or extended from time to time, the "Agreement") among Cogent Communications, Inc., ("Borrower"), Cogent Internet, Inc. ("Additional Borrower"), the several financial institutions from time to time party thereto ("Lenders") and Cisco Systems Capital Corporation, as administrative agent for itself and the other Lenders (in such capacity, "Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Second Amended and Restated Agreement.

1.  INFORMATION RELATING TO THE LOANS AND BORROWER:

         (a) AVAILABILITY PERIOD: (i) (A) Up to $145,000,000 ("Tranche Al") shall be available from the Original Closing Date to the Closing Date, (B) up to $25,000,000, ("Tranche A2"), shall be available from the Closing Date until June 30, 2002 (the "Tranche 2 Availability Termination Date"), and (C) up to $100,000,000, PLUS any unused portion of Tranche A2 (the aggregate of such amounts, "Tranche A3"), shall be available from the first Banking Day following the Tranche 2 Availability Termination Date (the "Tranche A3 Commencement Date") until December 31, 2004 (the "Tranche 3 Availability Termination Date"); and

         (ii) (A) Up to $29,000,000 ("Tranche B1") shall be available from the Original Closing Date to the Closing Date, and (B) up to $35,000,000, ("Tranche B3"), shall be available from the first Banking Day following the Tranche 2 Availability Termination Date to the Tranche 3 Availability Termination Date; and

         (iii) (A) Up to $16,000,000 ("Tranche X2") shall be available from the Closing Date until the Tranche 2 Availability Termination Date, and (B) up to $59,000,000 ("Tranche X3") shall be available from the Tranche A3 Commencement Date until December 31, 2005 (the "Tranche X Availability Termination Date"); PROVIDED, however, that in the event that after the Closing Date one or more investors shall have made cash equity contributions to Borrower and Holdings in an aggregate amount together in excess of $300,000,000, the then unused portion of Tranche X shall be reduced by fifty percent (50%) of the amount by which the aggregate amount of such cash equity contributions exceeds $250,000,000.

         Tranche A1 and Tranche B1 are hereinafter collectively referred to as "Tranche 1", and any Loans outstanding under Tranche 1 are hereinafter referred to as "Tranche 1 Loans".

                                       1.

         Any Loans outstanding under Tranche A2 and Tranche X2 are hereinafter referred to as "Tranche 2 Loans".

         Tranche A3, Tranche B3 and Tranche X3 are hereinafter referred to as "Tranche 3", and any Loans outstanding under Tranche 3 are hereinafter referred to as "Tranche 3 Loans".

         Tranche A1, Tranche A2 and Tranche A3 are hereinafter referred to as "Tranche A", and any Loans outstanding under Tranche A are hereinafter referred to as "Tranche A Loans".

         Tranche B1 and Tranche B3 are hereinafter referred to as "Tranche B", and any Loans outstanding under Tranche B are hereinafter referred to as "Tranche B Loans".

         Tranche X2 and Tranche X3 are hereinafter referred to as "Tranche X" and any Loans outstanding under Tranche X are hereinafter referred to as "Tranche X Loans".

         The last Banking Day on which Tranche X Loans are available is referred to herein as the "Commitment Expiry Date". A tranche becomes available hereunder on the first Banking Day that Loans under such tranche are available to Borrower under this Section 1(a).

         (b) NOTICE OF BORROWING, MINIMUM AMOUNTS AND OTHER LIMITATIONS:
Borrower shall provide five Banking Days' advance notice to Agent of any proposed borrowing. Except to the extent otherwise permitted by Agent in its sole discretion, each Loan shall be in a minimum principal amount of $1,000,000. No more than two Loan drawdowns per each tranche available hereunder will be permitted in any month.

         (c) AGGREGATE COMMITMENT: $409,000,000.

         (d) INTEREST: Borrower agrees to pay interest on the unpaid principal amount of each Loan outstanding under the Agreement from the date of such Loan until the maturity thereof during each Interest Period for such Loan at a rate per annum equal at all times to LIBOR for such Interest Period PLUS the applicable margin as set forth in the table below (the "Applicable Margin").

         The Applicable Margin for any Interest Period (i) for any Tranche 1 Loan shall be 4.5% per annum, and (ii) for any other Loan shall be (A) 6.5% per annum in the event that the Borrower has negative EBITDA (measured as of the Quarterly Date immediately preceding such Interest Period) or (B) in the event that the Borrower has maintained positive EBITDA for two consecutive quarters (measured at the Quarterly Date immediately preceding such Interest Period), the rate per annum set forth below based on the Leverage Ratio set forth in Section 5.1(r)(i) of the Agreement (measured as of the Quarterly Date immediately preceding such Interest Period); in each case, as set forth in the most recently delivered Compliance Certificate delivered by Borrower pursuant to Section 5.1(a) of the Agreement. Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective for the Interest Period immediately succeeding the date of delivery by Borrower of a new Compliance Certificate pursuant to Section 5.1(a). If any Compliance Certificate is not delivered by Borrower when required under Section 5.1(a) of the Agreement, the highest Applicable Margin shall apply until such Compliance Certificate is delivered by Borrower.

                                       2.

               --------------------------------------------------------
                      LEVERAGE RATIO               APPLICABLE MARGIN
                                                     (PER ANNUM)
               --------------------------------------------------------
               Equal to or greater than 10.00              6.00%
               to 1.00
               --------------------------------------------------------
               Equal or greater than 8.50 to               5.00%
               1.00 but less than 10.00 to 1.00
               --------------------------------------------------------
               Equal to or greater than 6.00               4.00%
               to 1.00 but less than 8.50 to
               1.00
               --------------------------------------------------------
               Equal or greater than 5.00 to               3.00%
               1.00 but less than 6.00 to 1.00
               --------------------------------------------------------
               Less than 5.00 to 1.00                      2.00%
               --------------------------------------------------------

         The period between the date of a Loan and the applicable Maturity Date (as defined below) shall be divided into successive periods, each such period being an "Interest Period" for purposes of the Agreement. The initial Interest Period for a Loan shall begin on the date such Loan is made and end on the next Quarterly Date. Each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period and shall end on the next succeeding Quarterly Date (with the last Interest Period to end on the applicable Maturity
Date). Interest shall accrue on each outstanding Loan during each Interest Period with respect thereto from the first day of such Interest Period to the last day thereof. As used herein, "LIBOR" means for any Interest Period the rate of interest per annum determined by Agent to be the rate of interest per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) for deposits in Dollars for three months appearing on "Telerate Page 3750", at or about 11:00 a.m. (London time) on the second Banking Day preceding the first day of the applicable calendar quarter in which such Interest Period occurs, provided that if no, or only one, offered quotation appears on such page, "LIBOR" shall be determined by reference to the Reuters Screen LIBOR Page of the Reuters Monitor Money Rates Service (or any replacement page thereof or other applicable Reuters display page) or other comparable source of interest quotations for such interbank rates selected by Agent. For purposes hereof, "Telerate Page 3750" means the display designated as "3750" by Bridge Information Systems, Inc. (formerly known as Dow Jones Market Service) or any replacement page thereof.

         Interest on each Loan shall be payable in arrears by Borrower to Lenders (through Agent) on each Quarterly Date and on the applicable Maturity Date; PROVIDED that if any prepayment of the Loans is effected other than on a Quarterly Date, accrued interest on the Loans shall be due on such prepayment date as to the principal amount prepaid.

         If any Quarterly Date or the applicable Maturity Date would occur on a day other than a Banking Day, then such Quarterly Date or the applicable Maturity Date, as the case may be, shall occur on the next succeeding Banking Day.

         As used herein, "Banking Day" means a day other than a Saturday or Sunday on which commercial banks are not required or authorized by law to close in San Jose, California,


                                       3.

except that if the applicable Banking Day relates to any determination of LIBOR, "Banking Day" means such a day on which dealings are carried out in the applicable offshore U.S. Dollar interbank market.

         In the event that any amount of principal of the Loans or interest thereon, or any other Obligations, shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on such unpaid amount to Lenders (through Agent), from the date such amount becomes due until the date such amount is paid in full, payable on demand of Agent, at a fluctuating rate per annum, equal at all times to the Prime Rate (as defined below) plus the Applicable Margin plus 3% per annum (the "Default Rate"). Additionally, and without limiting the foregoing, following the occurrence and during the continuance of any Event of Default, at the option of Majority Lenders, the interest rate on all Loans shall be the Default Rate.

         As used herein, "Prime Rate" means for any day the rate of interest in effect for such day as publicly announced from time to time by Citibank, N.A., in New York, New York, as its base rate. Each change in the interest rate on the Obligations based on a change in the Prime Rate shall be effective at the opening of business on the day specified in the public announcement of such change.

         (e) AMORTIZATION: Borrower shall repay to Lenders the aggregate principal amount of the outstanding Tranche 2 Loans and Tranche 3 Loans made by such Lenders in twelve (12) substantially equal consecutive quarterly installments, commencing on March 31, 2005, with subsequent installments payable on each Quarterly Date thereafter, and with the last such installment to be due and payable on December 31, 2007, and in the amount necessary to repay in full the unpaid principal balance of the Tranche 2 Loans and the Tranche 3 Loans owing to such Lenders; and Borrower shall repay to Lenders the aggregate principal amount of the outstanding Tranche 1 Loans and Tranche X Loans made by such Lenders in twelve (12) substantially equal consecutive quarterly installments, commencing on March 31, 2006, with subsequent installments payable on each Quarterly Date thereafter, and with the last such installment to be due and payable on December 31, 2008 (the "Maturity Date") and in the amount necessary to repay in full the unpaid principal balance of the Tranche 1 Loans, the Tranche X Loans, and any and all other unpaid amounts under the Loan Documents, owing to such Lenders.

         (f) PREPAYMENT FEES: In connection with any prepayment of Loans hereunder, Borrower shall pay to Agent, for the ratable benefit of each Lender, any fees arising under Section 2.12 of the Agreement.

         (g) CLOSING DEADLINE: November 16, 2001.

         (h) ADDITIONAL CLOSING DOCUMENTS AND INFORMATION: (i) Completion of additional due diligence satisfactory to Agent including satisfactory analysis validating underlying industry and market assumptions with regard to Borrower's business plan and pro forma financials; (ii) Borrower and Cisco Systems shall have executed Amendment No. 4 to the Service Provider Agreement; and (iii) Borrower shall have delivered to Agent such documents


                                       4.

and other information with respect to Borrower's purchase of the assets of Netrail as Agent may require to evaluate and approve or disapprove of such transaction.

         (i) OTHER CONDITIONS:

         (i) CONDITIONS PRECEDENT TO THE INITIAL DRAW: Loans under Tranche 2, Tranche 3 or Tranche X shall not be available unless Holdings has provided Agent with reasonably satisfactory evidence that an amount of at least $62,000,000 in the aggregate of additional cash equity has been contributed to Holdings by one or more investors in its Series C round of equity financing. Each Loan Party acknowledges that, as of the Closing Date, the Tranche 1 Loans have been fully funded and no additional Loan amounts are available to Borrower thereunder.

         (ii) CONDITIONS PRECEDENT TO TRANCHE A2: Loans under Tranche A2 shall be available in accordance with the terms of the Tranche A2 availability schedule prepared by Agent on or before the Closing Date.

         (iii) CONDITIONS PRECEDENT TO TRANCHE 3: Loans under Tranche 3 shall not be available unless Borrower has provided Agent with reasonably satisfactory evidence that the business plan of Borrower is "fully funded" (as described below). For purposes of this Agreement, Borrower's business plan shall be deemed "fully funded" if, on June 30, 2002, Borrower maintains (x) Minimum Cash Reserves equal to or greater than $14,700,000, and (y) minimum annualized
EBITDA equal to or greater than $43,100,000.

         (iv) CONDITIONS PRECEDENT TO TRANCHE X3: Tranche X3 Loans shall not be available after the Tranche 3 Availability Termination Date, unless all conditions to availability with respect to the Tranche 3 Loans were satisfied by Borrower as of such date (regardless of whether the Tranche 3 Loans are fully drawn at such time).

         (v) CONDITIONS PRECEDENT TO EACH BORROWING DATE: Additionally, the following conditions precedent shall be satisfied on or prior to each Borrowing
Date: (A) After giving effect to any borrowing of Tranche B Loans, the aggregate principal amount of outstanding Tranche A Loans and Tranche B Loans shall not exceed 135% of the aggregate principal amount of Tranche A Loans then outstanding, and (B) Borrower shall be in compliance with all of the financial covenants contained in Section 5.1(r) of this Agreement.

         (j) WARRANTS: As an integral part of the consideration for the making of the Loans hereunder, Holdings shall issue to Agent, on or prior to the Closing Date, stock subscription warrants in substantially the form of EXHIBIT J (the "Warrants") in an aggregate amount of up to 5.00% (which aggregate amount shall include the Warrants granted under the Amended and Restated Agreement for 1.20% of Holdings' fully diluted common stock) of Holdings' fully diluted common stock (including for this purpose any shares of Holdings' common stock reserved for issuance to employees) determined as of the Closing Date. The incremental Warrants (i.e., the Warrants excluding the outstanding Warrants) shall be exercisable at a price equal to $1.25 per share. The Warrants shall be exercisable for 8 years from the date of issuance. Agent shall have the option to exercise the Warrants without payment of the exercise price and shall then receive the number of shares of common stock of Holdings that represents the value of

                                       5.

the difference between the fair market value of such common stock at the time of exercise and the exercise price.

         (k) ADDITIONAL BORROWER: Cogent Internet, Inc. The Additional Borrower shall be entitled to obtain Loans under the Credit Agreement. For purposes of requesting any Loans, receiving any Loan proceeds and otherwise administering the Loans and the Credit Agreement, each such Additional Borrower hereby irrevocably appoints, designates and authorizes Borrower to act on such Additional Borrower's behalf, and the action of Borrower in the name of any Additional Borrower shall in each case bind such Additional Borrower. Agent and Lenders shall be fully entitled to rely upon and act following receipt of any notice, request or instructions by Borrower on behalf of any Additional Borrower.

         (l) SUBSIDIARIES: Cogent Internet, Inc.

2.  ADDITIONAL TERMS AND CONDITIONS:

         (a) USE OF PROCEEDS:

         (i) The Tranche A Loans shall be used solely for the purpose of purchasing new Cisco Products from the Vendor thereof. Not less than 90% of the Tranche A2 Loans may be used to purchase new Cisco Products (consisting of networking hardware only) from Cisco Systems and not more than 10% of the Tranche A2 Loans may be used to finance Cisco Systems' soft costs.

         (ii) The Tranche B Loans shall be used for the financing of any soft costs or other related costs of Borrower associated with or otherwise incurred by Borrower in connection with the integration and installation of networking and telecommunications equipment and services or shall be used for working capital, capital expenditure, or general corporate purposes (but not for the purpose of financing any acquisition transaction (including Permitted Transactions) or any interest, fees, costs or expenses due under the Loan Documents).

         (iii) The Tranche X Loans shall be used solely for the purpose of financing interest and fees payable by Borrower to Agent or Lenders hereunder or pursuant to the Agreement.

         (b) NOTES: (i) Promissory Note(s) in favor of each Lender, in substantially the form of EXHIBIT L, evidencing the Indebtedness of Borrower to each such Lender in respect of the Tranche A Loans to be made by each such Lender; (ii) Promissory Note(s) in favor of each Lender, in substantially the form of EXHIBIT M, evidencing the Indebtedness of Borrower to each such Lender in respect of the Tranche B Loans to be made by each such Lender, and (iii) Promissory Note(s) in favor of each Lender, in substantially the form of EXHIBIT N, evidencing the Indebtedness of Borrower to each such Lender in respect of the Tranche X Loans to be made by each such Lender, in each case (i), (ii) and
(iii), as amended, amended and restated or modified from time to time.

         (c) MANDATORY PREPAYMENT: (i) Promptly after the end of each fiscal year, Borrower shall calculate Excess Cash Flow for the fiscal year then ended and shall, not later than 90 days after the end of such fiscal year, prepay the outstanding principal amount of the Loans,

                                       6.

in an amount equal to 50% of the Excess Cash Flow for such fiscal year; PROVIDED, HOWEVER, that any such prepayment shall not be required if the amount of Excess Cash Flow for such year is less than $500,000.

         (ii) The Tranche B Loans and the Tranche X Loans shall be subject to mandatory prepayment on or before the later of (A) the third Banking Day after any date Holdings receives the net proceeds from the sale of any of its equity securities or debt instruments or securities (the "Holdings Prepayment Date") (other than issuances of equity securities to officers, directors, employees or consultants in the ordinary course of business); PROVIDED, that Holdings shall not be required to make any such mandatory prepayment if it contributes such proceeds to Borrower as common equity prior to the Holdings Prepayment Date and, in such case, any mandatory prepayment required by this subsection 2(c)(ii) shall be made according to the provisions of the immediately succeeding clause
(B) and (B) the next Banking Day after Borrower receives from Holdings the net proceeds from the sale of any of Holdings' equity securities or debt instruments or securities (other than issuances of equity securities to officers, directors, employees or consultants in the ordinary course of business), in each case, whether in one transaction or a series of transactions and in the amount of such proceeds; PROVIDED, however, that Holdings or Borrower may retain (A) the first $300,000,000 of proceeds of equity offerings of Holdings or Borrower measured from the date of the Borrower's incorporation and (B) up to $200,000,000 of proceeds of Subordinated Debt offerings of Holdings without being required to make such prepayment; PROVIDED that any retained proceeds retained by Holdings shall be contributed by Holdings to Borrower as common equity pursuant to the terms of this Agreement and the Guaranty executed by Holdings in connection herewith.

         (iii) The Loans shall be subject to mandatory prepayment on any date Holdings or Borrower makes any voluntary prepayments under the Financing Documents, if any, or on any term loans or other Indebtedness for borrowed money (other than revolving working capital loans, unless a permanent commitment reduction occurs simultaneously with the principal payment), on a PRO RATA basis with the principal payment made to the holder(s) of such Indebtedness.

         (iv) The Loans shall be subject to mandatory prepayment on any date Borrower or any of its Subsidiaries sells, transfers or otherwise disposes of any Financed Products, in the amount of such proceeds; PROVIDED that any such sales, transfers or other dispositions shall be done in compliance with the restrictions and limitations thereon set forth in the Agreement. Additionally, the Loans shall be subject to mandatory prepayment on the date Holdings or Borrower or any of their respective Subsidiary receives the net proceeds from the sale, transfer or other disposition of any of Holdings, Borrower's or any Subsidiary's assets (or group of related assets) other than Financed Products, in the amount of such proceeds; PROVIDED, that Holdings or Borrower (or such Subsidiary) may retain the first $100,000 of such proceeds in any calendar year without being required to make such prepayment; PROVIDED, that in the case of Holdings, any such proceeds shall be contributed to Borrower as common equity in accordance with the terms of this Agreement and the Guaranty executed by Holdings in connection herewith; and PROVIDED further that any such sales, transfers or other dispositions shall be done in compliance with the restrictions and limitations thereon set forth in the Agreement.

                                       7.

         (v) If any Casualty Event shall occur with respect to any of Holdings', Borrower's or their respective Subsidiaries' properties or assets in an amount exceeding $100,000, or any of the Financed Products, the Loans shall be subject to mandatory prepayment on the date Holdings, Borrower or such Subsidiary receives the net proceeds therefrom, in the amount of such proceeds, unless Holdings or Borrower (or such Subsidiary) applies all or a portion of such proceeds to the repair or replacement thereof and completes such repair within six months of such Casualty Event; PROVIDED that in the case of Holdings, any such proceeds along with any asset being repaired or replaced with such proceeds shall be contributed to Borrower as common equity pursuant to the terms of this Agreement and the Guaranty executed by Holdings in connection herewith.

         Except to the extent that any such prepayment is required to be applied to a particular tranche, any such amounts received as a mandatory prepayment of the Loans shall be applied first to the Tranche X Loans, second to the Tranche B Loans and third to the Tranche A Loans.

         If the amount of funds available for application to a prepayment pursuant to clause (i), (ii) or (iii) above exceeds the outstanding principal amount of Loans subject to the prepayment requirement (the "Subject Loans") and any part of the unused Aggregate Commitment is available for the borrowing of additional Subject Loans, the Aggregate Commitment with respect to the Subject Loans shall be reduced by an amount equal to the difference between (1) the amount of outstanding Subject Loans and (2) the amount that would be required to be prepaid assuming the Aggregate Commitment with respect to the Subject Loans were fully utilized.

         As used herein, "Casualty Event" means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation; "Excess Cash Flow" means for any period, determined with respect to Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP, without duplication, EBITDA for such period, MINUS Capital Expenditures made during such period, PLUS the aggregate amount of capital leases and other Indebtedness incurred during such period for the purpose of financing such Capital Expenditures made during such period, MINUS all principal payments on Indebtedness made during such period, but only to the extent not refinanced from the proceeds of other Indebtedness, MINUS (PLUS) additions (reductions) to non-cash working capital for such period (i.e., the increase or decrease in consolidated non-cash current assets of Holdings and its Subsidiaries MINUS the consolidated current liabilities (excluding the current maturities of long term debt) of Holdings and its Subsidiaries from the beginning to the end of such period) MINUS income taxes; and "Capital Expenditures" means, with respect to Holdings and its Subsidiaries for any period, the aggregate amount of all expenditures during such period which are or should be included as "capital expenditures", "additions to property, plant and equipment" or similar items in the financial statements of Holdings and its Subsidiaries in conformity with GAAP.

         (d) COLLATERAL DOCUMENTS: As conditions precedent to the effectiveness of the Agreement, Borrower, Holdings and Additional Borrower, as applicable, shall have delivered to Agent, on or prior to the Closing Date, the following documents, each in form and substance

                                       8.

satisfactory to Agent: (i) Amended and Restated Security Agreement between Agent (on behalf of each Lender) and Borrower in substantially the form of EXHIBIT C;
(ii) Amended and Restated Security Agreement between Agent (on behalf of each Lender) and Holdings in substantially the form of EXHIBIT D; (iii) Amended and Restated Security Agreement between Agent (on behalf of each Lender) and Additional Borrower in substantially the form of EXHIBIT E; (iv) Amended and Restated Stock Pledge Agreement between Agent (on behalf of each Lender) and Holdings in substantially the form of EXHIBIT F; and (v) Amended and Restated Stock Pledge Agreement between Agent (on behalf of each Lender) and Borrower in substantially the form of EXHIBIT G.

         (e) GUARANTY: As conditions precedent to the effectiveness of the Agreement, Holdings and Additional Borrower, as applicable, shall have delivered to Agent, on or prior to the Closing Date, the following documents, each in form and substance satisfactory to Agent: (i) Amended and Restated Guaranty, made by Holdings in favor of Agent and Lenders, in substantially the form of EXHIBIT H;
(ii) Amended and Restated Guaranty, made by Additional Borrower in favor of Agent and Lenders, in substantially the form of EXHIBIT I; and (iii) Guaranty made by Borrower in favor of Agent and Lenders, in substantially the form of EXHIBIT J.

         (f) ADDITIONAL LOAN DOCUMENTS: As conditions precedent to the effectiveness of the Agreement, Borrower, Holdings and Additional Borrower, as applicable, shall have delivered to Agent, on or prior to the Closing Date, the following documents, each in form and substance satisfactory to Agent: (i) Stock Subscription Warrant, executed by Holdings, in substantially the form of EXHIBIT K; (ii) Confirmation of Position and Release Agreement, executed by each of Borrower, Holdings and Additional Borrower, in substantially the form of EXHIBIT P; (iii) Guarantor Consent Agreement, executed by Holdings and Additional Borrower, in substantially the form of EXHIBIT Q; (iv) Collateral Access Agreements, as required pursuant to the Collateral Documents; (v) the Fee Letter, and (vi) if required by Agent in its reasonable discretion, Intercreditor Agreement(s), in form and substance satisfactory to Agent.

         (g) FINANCING DOCUMENTS: None.

         (h) MATERIAL CONTRACTS: Fiber Optic Network Lease Fiber Agreement Product Order dated as of February 7, 2000 between Borrower and Metromedia Fiber Network Services, Inc. (the "MFN Agreement"); and Dark Fiber IRU Agreement dated as of April 14, 2000 between Borrower and Williams Communications, Inc. (now known as Williams Communications, LLQ.

         (i) GOVERNMENTAL LICENSES AND PERMITS: None.

         (j) OTHER REQUIRED CONSENTS: Consent of Shareholders of Holdings and Borrower to the Loan Documents and such other consents of each Guarantor as Agent may reasonably require. Consent of each of Metromedia Fiber Network Services, Inc. and Williams Communications, Inc. with respect to the liens granted to Agent hereunder.

         (k) ADDITIONAL PERMITTED LIENS: None.

         (l) ADDITIONAL REPORTING REQUIREMENTS: None.

3.  ADDRESSES FOR NOTICES:


                                       9.

         (a) BORROWER:

             Cogent Communications, Inc.
             1015 31st Street, NW
             Washington, D.C. 20007
             Attn: Mr. David Schaeffer
             Fax No.: (202) 342-8269

         (b) ADDITIONAL BORROWER:

             Cogent Internet, Inc.
             1015 31st Street, NW
             Washington, D.C.  20007
             Attn: Mr. David Schaeffer
             Fax No.: (202) 342-8269

         (c) HOLDINGS

             Cogent Communications Group, Inc.
             1015 31st Street, NW
             Washington, D.C.  20007
             Attn: Mr. David Schaeffer
             Fax No.: (202) 342-8269

         (d) AGENT:

             Cisco Systems Capital Corporation
             6005 Plumas Street, Suite 101
             Reno, NV 89509
             Attn.:  Loan Compliance and Administration
             Fax:  (775) 823-7880

4.  AGENT'S ACCOUNT FOR PAYMENTS:

          Account no.: 30448199
          Account Name: Citicorp North America as Agent for Cisco Systems Ref. "Cisco Systems Capital/Cogent Communications, Inc."
          ABA no.: 021000089

          Account maintained with:

          Citibank, N.A.


5.  PROCESS AGENT:  CT Corporation System, 111 Eighth Avenue, New York, NY 10111


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                       10.

ACKNOWLEDGED AND AGREED:
-----------------------
Cisco Systems Capital Corporation,
as Agent and as Lender


By:
    -------------------------------------------------
    Title:


Cogent Communications, Inc.


By:
    -------------------------------------------------
    Title:


Cogent Communications Group, Inc.


By:
    -------------------------------------------------
    Title:


Cogent Internet, Inc.


By:
    -------------------------------------------------
    Title:



                                       11.

                                  LENDER ANNEX

                                   COMMITMENTS
                               AND PRO RATA SHARES

LENDER                                              COMMITMENT                  PRO RATA SHARE
------                                              ----------                  --------------
Cisco Systems Capital Corporation                  $409,000,000                      100%

TOTAL                                              $409,000,000                      100%


                         ADDRESS FOR NOTICES TO LENDERS

CISCO SYSTEMS CAPITAL CORPORATION
   as Lender

NOTICES FOR BORROWING AND PAYMENTS:

Cisco Systems Capital Corporation
6005 Plumas Street, Suite 101
Reno, NV 89509
Attn.:  Loan Compliance and Administration
Fax:  (775) 823-7880

OTHER NOTICES:

Cisco Systems Capital Corporation
6005 Plumas Street, Suite 101
Reno, NV 89509
Attn.:  Loan Compliance and Administration
Fax:  (775) 823-7880

                                    Annex 1.

                                    EXHIBIT A

                           FORM OF NOTICE OF BORROWING

Date:  __________

To:      Cisco Systems Capital Corporation, as Agent
         6005 Plumas Street, Suite 101
         Reno, NV 89509
         Attn.:  Loan Compliance and Administration
         Fax:  (775) 823-7880

Ladies and Gentlemen:

         The undersigned, Cogent Communications, Inc. ("Borrower"), refers to the Second Amended and Restated Credit Agreement dated as of October 24, 2001 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), among Borrower, any Additional Borrower party thereto ("Additional Borrower"), the several financial institutions from time to time party thereto ("Lenders") and Cisco Systems Capital Corporation, as administrative agent for itself and the other Lenders (in such capacity, "Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement. Borrower hereby gives Agent irrevocable notice, pursuant to Section 2.3 of the Credit Agreement, of the borrowing of the Loans specified herein:

         1. The date of the proposed borrowing is [the Closing Date] [_____________].

         2. The amount of the proposed borrowing is $___________.

         3. The borrowing is a utilization of Tranche __ .

         4. The purpose of the borrowing is ____________________. Detailed information on any purchase transaction being financed by the proposed borrowing is attached hereto.

         5. The borrowing requested hereby is being made available to [Borrower][________________] as Additional Borrower.

         6. In the case of a funding to any Person other than Cisco Systems, the payment instructions with respect to the funds to be made available by Lenders are as follows: __________.

         7. After giving effect to all borrowings of Loans, including any borrowings requested hereby, Borrower will be in full compliance with the requirements of Clause (ii) of Section 1(v) of the Schedule.

         8. Borrower hereby certifies to Agent and each Lender that on and as of the date of the borrowing requested hereby, both before and after giving effect thereto and to the application of proceeds therefrom: (i) the representations and warranties contained in Section 4.1 of the Credit Agreement and in the other Loan Documents shall be true, correct and complete as though made on and as of such date (unless such representations and warranties expressly refer to an earlier date, in which case they shall be true, complete and correct as of such earlier date); and (ii) no Default or Event of Default shall have occurred and be continuing or shall result from the making of any Loans on such borrowing date. For purposes hereof, clause (i) above shall take into account any amendments to any disclosures made in writing by Borrower, Additional Borrower, or any Loan Parties to Agent and Lenders after the Closing Date and approved by Majority Lenders.

                                            Cogent Communications, Inc.

                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

Date:  __________, ___


To:  Cisco Systems Capital Corporation, as Agent
     6005 Plumas Street, Suite 101
     Reno, NV 89509
     Attn.:  Loan Compliance and Administration
     Fax:  (775) 823-7880

         Re:  COGENT COMMUNICATIONS, INC.
               --------------------------

Ladies and Gentlemen:

         This Compliance Certificate is made and delivered pursuant to the Second Amended and Restated Credit Agreement, dated as of October 24, 2001 (as amended, modified, renewed or extended from time to time, the "Credit Agreement"), among Cogent Communications Group, Inc. ("Holdings"), Cogent Communications, Inc. ("Borrower"), any Additional Borrower party thereto ("Additional Borrower"), the several financial institutions party thereto ("Lenders") and Cisco Systems Capital Corporation, as administrative agent for itself and the other Lenders (in such capacity, "Agent"). Reference is made to the Credit Agreement for full particulars of the matters described therein. All capitalized terms used but not otherwise described in this Compliance Certificate shall have the respective meanings assigned to such terms in the Credit Agreement. This Compliance Certificate relates to the accounting period ending __________, ____.

         I am a Responsible Officer of Holdings and Borrower. I have reviewed the terms of the Credit Agreement and I have made, or caused to be made under my supervision, a detailed review of the transactions and conditions of Holdings and its Subsidiaries during such accounting period. I hereby certify that the information set forth on SCHEDULE 1 hereto (and on any additional schedules hereto setting forth further supporting detail) is true, accurate and complete in all material respects as of the end of such accounting period.

         I hereby further certify that (i) as of the date hereof that no Default has occurred and is continuing, and (ii) on and as of the date hereof, there has occurred no Material Adverse Change since the date of the financial statements furnished to Agent prior to the Closing Date, except in each case as may be set forth in a separate attachment hereto describing in detail the nature of each condition or event constituting an exception to the foregoing statements, the period during which it has existed and the action which Borrower is taking or proposes to take with respect to each such condition or event.

         IN WITNESS WHEREOF, the undersigned officer has signed this Compliance Certificate this ____ day of ______________, ____.

                                       -----------------------------------------
                                       Title:

                                   SCHEDULE 1
                          TO THE COMPLIANCE CERTIFICATE

                         Dated _________________, _____


For the fiscal [month/quarter] ended __________, _____


                                                                             ACTUAL        REQUIRED/PERMITTED
                                                                             ------        ------------------
SECTION 5.1(r)(i) - LEVERAGE RATIO
(A)      Holdings Consolidated Funded Debt
                                                                             $______
(B)      Holdings EBITDA calculation (measured for each
         four consecutive fiscal quarter period on a rolling
         four quarter basis)

          consolidated net income (excluding extraordinary
          items)                                                $_______

         PLUS consolidated interest expense                      _______

         PLUS consolidated income tax expense                    _______

         PLUS consolidated depreciation expense                  _______

         PLUS consolidated amortization expense                  _______

         MINUS extraordinary gains                               _______

         PLUS extraordinary losses                               _______

         Holdings EBITDA
                                                                             $_______

(C)      Ratio of (A) to (B)                                                  ____:____    Not greater than ____:____


                                                                                           See Table in Section
                                                                                           5.1(r)(i) of the Credit
                                                                                           Agreement


SECTION 5.1(r)(ii) - MINIMUM TOTAL REVENUES

Holdings consolidated total revenues (measured as set forth in               $_________    Not less than $_________
Section 5.1(r)(ii) of the Credit Agreement)

                                                                                           See Table in Section
                                                                                           5.1(r)(ii) of the Credit
                                                                                           Agreement



                      Schedule 1 to Compliance Certificate
                                     Page 1

                                                                             ACTUAL        REQUIRED/PERMITTED
                                                                             ------        ------------------
SECTION 5.1(r)(iii) - MINIMUM EBITDA
------------------------------------
  Holdings EBITDA calculation (measured as set forth in
  Section 5.1(r)(iii) of the Credit Agreement).                               $_______     Not less than $_______

                                                                                           See Table in
                                                                                           Section 5.1(r)(iii) of the
                                                                                           Credit Agreement

SECTION 5.1(r)(iv) - INTEREST COVERAGE RATIO
--------------------------------------------
(A)      Holdings EBITDA calculation (measured for each four
         consecutive fiscal quarter period on a rolling four                 $________
         quarter basis), as calculated as provided above

(B) Holdings Interest Expense (measured for each four consecutive fiscal quarter period on a rolling four quarter basis)

         Interest payments in respect of any Indebtedness       $_______

         Holdings Interest Expense                                           $________

(C)      Ratio of (A) to (B)                                                  ___:___      Not less than ___:___


                                                                                           See Table in
                                                                                           Section 5.1(r)(iv) of the
                                                                                           Credit Agreement


SECTION 5.1(r)(v) - MAXIMUM FUNDED DEBT TO CAPITALIZATION
(A)      Holdings Consolidated Funded Debt
                                                                             $________
(B)      Capitalization

         Holdings Consolidated Funded Debt                      $_______

         PLUS capital stock                                      _______

         PLUS paid in capital                                    _______

         Capitalization                                                      $________



                      Schedule 1 to Compliance Certificate
                                     Page 2

                                                                             ACTUAL        REQUIRED/PERMITTED
                                                                             ------        ------------------
(C)      Ratio of (A) to (B)
                                                                              _______%     Not to exceed ______%

                                                                                           See Table in
                                                                                           Section 5.1(r)(vi) of the
                                                                                           Credit Agreement

SECTION 5.1(r)(vi) - MINIMUM CUSTOMERS
         Total revenue generating customers (measured as set
         forth in Section 5.1(r)(vi) of the Credit Agreement).               ________      Not less than _____

                                                                                           See Table in
                                                                                           Section 5.1(r)(vii) of the
                                                                                           Credit Agreement

SECTION 5.1(r)(vii) - MINIMUM CASH RESERVES
-------------------------------------------
         Borrower consolidated unrestricted cash                $_______

         PLUS Borrower consolidated cash equivalents

         Borrower Minimum Cash Reserves                         $______


                                                                             $________     Not less than $________

                                                                                           See Table in
                                                                                           Section 5.1(r)(vii) of the
                                                                                           Credit Agreement

SECTION 5.1(r)(viii) - MINIMUM NODES ON NET

         Borrower Minimum Nodes on Net                               $______ $______       Not less than $_________

                                                                                           See Table in
                                                                                           Section 5.1(r)(viii) of the
                                                                                           Credit Agreement

SECTION 5.1(r)(ix) - MAXIMUM CAPITAL EXPENDITURES
         Borrower Maximum Capital Expenditures (measured as
         set forth in Section 5.1(r)(ix) of the Credit          _______      ________      Not more than _____
         Agreement)
                                                                                           See Table in
                                                                                           Section 5.1(r)(ix) of the
                                                                                           Credit Agreement




                      Schedule 1 to Compliance Certificate
                                     Page 3

                                    EXHIBIT C

            FORM OF BORROWER AMENDED AND RESTATED SECURITY AGREEMENT

                        (SEE ATTACHED SECURITY AGREEMENT)

                                    EXHIBIT D

            FORM OF HOLDINGS AMENDED AND RESTATED SECURITY AGREEMENT



                        (SEE ATTACHED SECURITY AGREEMENT)

                                    EXHIBIT E

       FORM OF ADDITIONAL BORROWER AMENDED AND RESTATED SECURITY AGREEMENT



                        (SEE ATTACHED SECURITY AGREEMENT)

                                    EXHIBIT F

          FORM OF BORROWER AMENDED AND RESTATED STOCK PLEDGE AGREEMENT



                      (SEE ATTACHED STOCK PLEDGE AGREEMENT)

                                    EXHIBIT G

     FORM OF ADDITIONAL BORROWER AMENDED AND RESTATED STOCK PLEDGE AGREEMENT



                      (SEE ATTACHED STOCK PLEDGE AGREEMENT)

                                    EXHIBIT H

                 FORM OF AMENDED AND RESTATED HOLDINGS GUARANTY



                             (SEE ATTACHED GUARANTY)

                                    EXHIBIT I

            FORM OF AMENDED AND RESTATED ADDITIONAL BORROWER GUARANTY



                             (SEE ATTACHED GUARANTY)

                                    EXHIBIT J

                            FORM OF BORROWER GUARANTY



                             (SEE ATTACHED GUARANTY)

                                    EXHIBIT K

                       FORM OF STOCK SUBSCRIPTION WARRANT



                    (SEE ATTACHED STOCK SUBSCRIPTION WARRANT)

                                    EXHIBIT L

                             FORM OF TRANCHE A NOTE

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS. IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNDER CIRCUMSTANCES THAT WOULD RESULT IN A VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR SUCH OTHER LAWS.

U.S.$270,000,000                                                October __, 2001

         FOR VALUE RECEIVED, the undersigned, Cogent Communications, Inc. ("Borrower"), a Delaware corporation, and the Additional Borrower party hereto ("Additional Borrower"), HEREBY UNCONDITIONALLY PROMISE TO PAY to the order of CISCO SYSTEMS CAPITAL CORPORATION ("Lender"), the principal sum of Two Hundred Seventy Million United States Dollars (U.S.$270,000,000), or such greater or lesser amount as represents the aggregate principal amount of the Tranche A loans (the "Loans") made by Lender to Borrower and Additional Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts referred to in the Credit Agreement.

         Borrower and Additional Borrower further promise to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

         Lender shall record the date and amount of each Loan made to Borrower and Additional Borrower, as applicable, the amount of principal and interest due and payable from time to time hereunder, each payment thereof, and the resulting unpaid principal balance hereof, in Lender's internal records, and any such records shall be conclusive evidence absent manifest error of the amount of the Loans made by Lender and the interest and payments thereon; PROVIDED, HOWEVER, that Lender's failure so to record shall not limit or otherwise affect the obligations of Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Loans.

         This promissory note is a Note referred to in, and is subject to and entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of October 24, 2001, among Borrower, Additional Borrower, the several financial institutions party thereto and Lender (as amended, modified, renewed or extended from time to time, the "Credit Agreement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

         The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

         This promissory note is subject to prepayment in whole or in part as provided in the Credit Agreement.

         This promissory note is secured by certain Collateral as more specifically described in the Credit Agreement and the Collateral Documents.

         This promissory note replaces and supercedes in its entirety that certain Tranche A promissory note (the "Original Tranche A Note") dated as of [___________] in the principal amount of $[_____________], made by Borrower in favor of Cisco Systems Capital Corporation, as "Lender," in connection with the Original Credit Agreement and evidences a continuation and not a novation or repayment of the Loans evidenced by the Original Credit Agreement and the Original Tranche A Note.

         Borrower and Additional Borrower hereby waive diligence, presentment, protest or notice of total or partial nonpayment or dishonor with respect to this promissory note.

         Failure by the holder hereof to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

         Borrower and Additional Borrower agree to pay on demand all costs and expenses of Lender and its Affiliates, and fees and disbursements of counsel (including allocated costs and expenses for internal legal services), in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, (i) this promissory note, and (ii) any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding, including any losses, costs and expenses sustained by Lender as a result of any failure by Borrower or Additional Borrower to perform or observe its obligations contained herein.

         THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, Borrower and each Additional Borrower signing below by its duly authorized legal representative(s) has executed this promissory note on the date and in the year first above mentioned.

                                                     BORROWER

                                                     COGENT COMMUNICATIONS, INC.



                                                     By:
                                                        ------------------------
                                                        Title:



                                                     ADDITIONAL BORROWER

                                                     COGENT INTERNET, INC.



                                                     By:
                                                        ------------------------
                                                        Title:

                                    EXHIBIT M

                             FORM OF TRANCHE B NOTE

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS. IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNDER CIRCUMSTANCES THAT WOULD RESULT IN A VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR SUCH OTHER LAWS.

U.S.$64,000,000                                                 October __, 2001

         FOR VALUE RECEIVED, the undersigned, Cogent Communications, Inc. ("Borrower"), a Delaware corporation, and the Additional Borrower party hereto ("Additional Borrower"), HEREBY UNCONDITIONALLY PROMISE TO PAY to the order of CISCO SYSTEMS CAPITAL CORPORATION ("Lender"), the principal sum of Sixty-Four Million United States Dollars (U.S.$64,000,000), or such greater or lesser amount as represents the aggregate principal amount of the Tranche B loans (the "Loans") made by Lender to Borrower and Additional Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts referred to in the Credit Agreement.

         Borrower and Additional Borrower further promise to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

         Lender shall record the date and amount of each Loan made to Borrower and Additional Borrower, as applicable, the amount of principal and interest due and payable from time to time hereunder, each payment thereof, and the resulting unpaid principal balance hereof, in Lender's internal records, and any such records shall be conclusive evidence absent manifest error of the amount of the Loans made by Lender and the interest and payments thereon; PROVIDED, HOWEVER, that Lender's failure so to record shall not limit or otherwise affect the obligations of Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Loans.

         This promissory note is a Note referred to in, and is subject to and entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of October 24, 2001, among Borrower, Additional Borrower, the several financial institutions party thereto and Lender (as amended, modified, renewed or extended from time to time, the "Credit Agreement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

         The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

         This promissory note is subject to prepayment in whole or in part as provided in the Credit Agreement.

         This promissory note is secured by certain Collateral as more specifically described in the Credit Agreement and the Collateral Documents.

         This promissory note replaces and supercedes in its entirety that certain Tranche B promissory note (the "Original Tranche B Note") dated as of [___________] in the principal amount of $[_____________], made by Borrower in favor of Cisco Systems Capital Corporation, as "Lender," in connection with the Original Credit Agreement and evidences a continuation and not a novation or repayment of the Loans evidenced by the Original Credit Agreement and the Original Tranche B Note.

         Borrower and Additional Borrower hereby waive diligence, presentment, protest or notice of total or partial nonpayment or dishonor with respect to this promissory note.

         Failure by the holder hereof to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

         Borrower and Additional Borrower agree to pay on demand all costs and expenses of Lender and its Affiliates, and fees and disbursements of counsel (including allocated costs and expenses for internal legal services), in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, (i) this promissory note, and (ii) any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding, including any losses, costs and expenses sustained by Lender as a result of any failure by Borrower or Additional Borrower to perform or observe its obligations contained herein.

         THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, Borrower and each Additional Borrower signing below by its duly authorized legal representative(s) has executed this promissory note on the date and in the year first above mentioned.

                                                     BORROWER

                                                     COGENT COMMUNICATIONS, INC.



                                                     By:
                                                        ------------------------
                                                        Title:

                                                     ADDITIONAL BORROWER

                                                     COGENT INTERNET, INC.



                                                     By:
                                                        ------------------------
                                                        Title:

                                    EXHIBIT N

                             FORM OF TRANCHE X NOTE

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS. IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNDER CIRCUMSTANCES THAT WOULD RESULT IN A VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR SUCH OTHER LAWS.

U.S.$75,000,000                                                 October __, 2001

         FOR VALUE RECEIVED, the undersigned, Cogent Communications, Inc. ("Borrower"), a Delaware corporation, and the Additional Borrower party hereto ("Additional Borrower"), HEREBY UNCONDITIONALLY PROMISE TO PAY to the order of CISCO SYSTEMS CAPITAL CORPORATION ("Lender"), the principal sum of Seventy-Five Million United States Dollars (U.S.$75,000,000), or such greater or lesser amount as represents the aggregate principal amount of the Tranche X loans (the "Loans") made by Lender to Borrower and Additional Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts referred to in the Credit Agreement.

         Borrower and Additional Borrower further promise to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

         Lender shall record the date and amount of each Loan made to Borrower and Additional Borrower, as applicable, the amount of principal and interest due and payable from time to time hereunder, each payment thereof, and the resulting unpaid principal balance hereof, in Lender's internal records, and any such records shall be conclusive evidence absent manifest error of the amount of the Loans made by Lender and the interest and payments thereon; PROVIDED, HOWEVER, that Lender's failure so to record shall not limit or otherwise affect the obligations of Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Loans.

         This promissory note is a Note referred to in, and is subject to and entitled to the benefits of, the Second Amended and Restated Credit Agreement, dated as of October 24, 2001, among Borrower, Additional Borrower, the several financial institutions party thereto and Lender (as amended, modified, renewed or extended from time to time, the "Credit Agreement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

         The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

         This promissory note is subject to prepayment in whole or in part as provided in the Credit Agreement.

         This promissory note is secured by certain Collateral as more specifically described in the Credit Agreement and the Collateral Documents.

         Borrower and Additional Borrower hereby waive diligence, presentment, protest or notice of total or partial nonpayment or dishonor with respect to this promissory note.

         Failure by the holder hereof to exercise any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance.

         Borrower and Additional Borrower agree to pay on demand all costs and expenses of Lender and its Affiliates, and fees and disbursements of counsel (including allocated costs and expenses for internal legal services), in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, (i) this promissory note, and (ii) any out-of-court workout or other refinancing or restructuring or any bankruptcy or insolvency case or proceeding, including any losses, costs and expenses sustained by Lender as a result of any failure by Borrower or Additional Borrower to perform or observe its obligations contained herein.

         THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, Borrower and each Additional Borrower signing below by its duly authorized legal representative(s) has executed this promissory note on the date and in the year first above mentioned.

                                                     BORROWER

                                                     COGENT COMMUNICATIONS, INC.



                                                     By:
                                                        ------------------------
                                                        Title:



                                                     ADDITIONAL BORROWER

                                                     COGENT INTERNET, INC.



                                                     By:
                                                        ------------------------
                                                        Title:

                                    EXHIBIT O

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


         THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement") dated as of _____________________________, ____, is made between ___________________
______________________________ (the "Assignor") and
______________________________ (the "Assignee").

                             PRELIMINARY STATEMENTS

         1. The Assignor is party to that certain Second Amended and Restated Credit Agreement, dated as of October 24, 2001 (as amended, restated, modified, supplemented or renewed from time to time, the "Credit Agreement"), among Cogent Communications, Inc (the "Borrower"), any Additional Borrower named therein, the several financial institutions from time to time party thereto (including the Assignor) (the "Lenders") and Cisco Systems Capital Corporation, as administrative agent for itself and the other Lenders (in such capacity, the "Agent"). All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.

         2. As provided under the Credit Agreement, the Assignor has committed to making Loans to the Borrower in an aggregate amount not to exceed $__________ (the "Commitment") [, and its Commitment to make Loans has terminated];

         3. [The Assignor has made Loans in the aggregate principal amount of $__________ to the Borrower and Additional Borrower consisting of _____________ [DESCRIBE LENDER'S INTERESTS IN TRANCHES OUTSTANDING]] [No Loans are outstanding under the Credit Agreement.]

         4. The Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Loans], in an amount equal to ___% of the Assignor's Commitment [and Loans], on the terms and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions.

         Accordingly, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1. ASSIGNMENT AND ACCEPTANCE.

         (a) Subject to the terms and conditions of this Agreement, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Agreement) ___% (the "Assignee's Percentage Share") of (A) the Commitment [and the Loans] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

         (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality, if any, and the payment of indemnification, with a Commitment in the amount set forth in subsection (c) below. The Assignee agrees that it shall perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the portion thereof assigned to the Assignee hereunder, and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; PROVIDED, HOWEVER, that the Assignor shall not relinquish its rights under Sections 2.11, 2.12, 2.21, 8.4 or
8.16 of the Credit Agreement (and any equivalent provisions of the other Loan Documents) to the extent such rights relate to the time prior to the Effective Date.

         (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date: (i) the Assignee's Commitment shall be $__________; and (ii) the Assignee's aggregate outstanding Loans shall be $_______________.

         (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date: (i) the Assignor's Commitment shall be $__________; and (ii) the Assignor's aggregate outstanding Loans shall be $_______________.

         2. PAYMENTS.

         (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Percentage Share of the principal amount of all Loans previously made by the Assignor to the Borrower under the Credit Agreement and outstanding on the Effective Date.

         (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 8.7(a) of the Credit Agreement.

         3. REALLOCATION OF PAYMENTS. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment [and Loans] of the Assignor shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the portion of such Commitment [and Loans] assigned to the Assignee shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         4. INDEPENDENT CREDIT DECISION. The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement and the other Loan Documents.

         5. EFFECTIVE DATE; NOTICES.

         (a) As between the Assignor and the Assignee, the effective date for this Agreement shall be ______________ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective
Date:

         (i) this Agreement shall have been executed and delivered by the Assignor and the Assignee;

         (ii) any consent of the Agent required under Section 8.7 of the Credit Agreement for the effectiveness of the assignment hereunder by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

         (iii) the Assignee shall have paid to the Assignor all amounts due to the Assignor under this Agreement;

         (iv) the processing fee referred to in Section 2(b) hereof and in
Section 8.7(a) of the Credit Agreement shall have been paid to the Agent; and

         (v) the Assignor and Assignee shall have complied with the other requirements of Section 8.7 of the Credit Agreement (to the extent applicable).

         (b) Promptly following the execution of this Agreement, the Assignor shall deliver to Holdings, the Borrower and the Agent for acknowledgment by the Agent, a Notice of Assignment substantially in the form attached hereto as
Schedule 1.

         6. AGENT. The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement and such other Loan Documents. [The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement and the other Loan Documents.

         7. WITHHOLDING TAX. The Assignee (a) represents and warrants to the Assignor, the Agent and the Borrower that under applicable law and treaties no tax will be required to be withheld by the Assignor with respect to any payments to be made to the Assignee hereunder, and (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrower prior to the time that the Agent or Borrower is required to make any payment of interest or fees under the Credit Agreement, duplicate executed originals of IRS Form W-8BEN, IRS Form W-8ECI or such other documents and forms of the United States Internal Revenue Service, duly executed and completed by the Assignee, as are required under United States law to establish the Assignee's status for United States withholding tax purposes.

         8. REPRESENTATIONS AND WARRANTIES.

         (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than those referred to in Section 5(a)(ii) hereof and any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

         (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrower or any other Person, or the performance or observance by the Borrower or any other Person, of any of its respective obligations under the Credit Agreement or any other Loan Document.

         (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than those referred to in Section 5(a)(ii) hereof and any already given or obtained) for its due execution, delivery and performance of this Agreement; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

         9. FURTHER ASSURANCES. The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including the delivery of any notices or other documents or instruments to the Borrower or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10. MISCELLANEOUS.

         (a) Any amendment or waiver of any provision of this Agreement shall be in writing and signed by the parties hereto.

         (b) No failure on the part of the Assignor or Assignee to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the parties.

         (c) All payments made hereunder shall be made without any set-off or counterclaim.

         (d) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

         (e) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         (F) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         [OTHER PROVISIONS TO BE ADDED AS MAY BE NEGOTIATED BETWEEN THE ASSIGNOR AND THE ASSIGNEE, PROVIDED THAT SUCH PROVISIONS ARE NOT INCONSISTENT WITH THE CREDIT AGREEMENT.]

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers or agents as of the date first above written.

                                          THE ASSIGNOR

                                          [__________________________]
                                          By:________________________
                                          Title:_____________________


                                          THE ASSIGNEE

                                          [__________________________]
                                          By:________________________
                                          Title:_____________________

                                   SCHEDULE 1

                   to the Assignment and Acceptance Agreement

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE


Date:    _________________________

To:      Cisco Systems Capital Corporation, as Agent

         Cogent Communications, Inc

         Cogent Communications Group, Inc

                  Re:  COGENT COMMUNICATIONS, INC

Ladies and Gentlemen:

         We refer to the Credit Agreement dated as of ____________, 2001 (as amended, restated, modified, supplemented or renewed from time to time, the "Credit Agreement") among Cogent Communications Group, Inc ("Holdings"), Cogent Communications, Inc (the "Borrower"), any Additional Borrower named therein, the Lenders named therein (including the Assignor), and Cisco Systems Capital Corporation, as administrative agent (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

         1. We hereby give you notice of[, and request the consent of the Agent to,] the assignment by ________________________ (the "Assignor") to ____________________ (the "Assignee") of ____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, ____% of the right, title and interest of the Assignor in and to the Commitment of the Assignor [and all outstanding Loans made by the Assignor]) pursuant to that certain Assignment and Acceptance Agreement, dated as of ___________ (the "Assignment and Acceptance") between Assignor and Assignee, a copy of which Assignment and Acceptance is attached hereto. Before giving effect to such assignment the Assignor's Commitment is $___________. [The Assignor has made Loans in the aggregate principal amount of $__________ to the Borrower consisting of ____________ [describe Lender's interests in tranches outstanding]. [No Loans are outstanding under the Credit Agreement.]

         2. The Assignee agrees that, upon receiving the consent of the Agent to such assignment (if applicable) and from and after the Effective Date (as such term is defined in Section 5 of the Assignment and Acceptance), the Assignee shall be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.



                Schedule 1 to Assignment and Acceptance Agreement
                                     Page 1.

         3. The following administrative details apply to the Assignee:

         (a) Lending Office(s):

         Assignee name:    _________________________________
         Address:          _________________________________
                           _________________________________
                           _________________________________
                           _________________________________
         Attention:        _________________________________
         Telephone:        (________)_______________________
         Facsimile:        (________)_______________________

         (b) Address for Notices

         Assignee name:    _________________________________
         Address:          _________________________________
                           _________________________________
                           _________________________________
                           _________________________________
         Attention:        _________________________________
         Telephone:        (________)_______________________
         Facsimile:        (________)_______________________

         (c) Payment Instructions:

         Account No.:      _________________________________
         ABA No.:          _________________________________
         At:               _________________________________
                           _________________________________
                           _________________________________
         Reference:        _________________________________
         Attention:        _________________________________


         4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

         5. This Notice of Assignment and Acceptance may be executed by the Assignor and the Assignee in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same notice and agreement.


                Schedule 1 to Assignment and Acceptance Agreement
                                     Page 2.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officers or agents as of the date first above written.

                                                  Very truly yours,

ADJUSTED COMMITMENT:                              [ASSIGNOR]
-------------------


$                                                 By:___________________________
 -------------------------------                  Title:________________________

ADJUSTED PRO RATA SHARE:
-----------------------


____________%

COMMITMENT:                                       [ASSIGNEE]
----------


$_____________________________                    By:___________________________
                                                  Title:________________________

PRO RATA SHARE:
--------------


____________%

ACKNOWLEDGED [AND CONSENTED TO] this ____ day of ________:

Cisco Systems Capital Corporation,
     as Agent


By:__________________________________
Title:_______________________________




                Schedule 1 to Assignment and Acceptance Agreement
                                     Page 3.

                                    EXHIBIT P

             FORM OF CONFIRMATION OF POSITION AND RELEASE AGREEMENT

          (SEE ATTACHED CONFIRMATION OF POSITION AND RELEASE AGREEMENT)



                                      P-1